Exhibit 99.1

News Release

Contact:

Investors	Media
Steve Shriner	Mike McCoy
(404) 827-6714	(404) 588-7230

For Immediate Release

July 22, 2010

SunTrust Reports Second Quarter Results

Improved Asset Quality and Operating Trends Narrow Earnings Loss

ATLANTA — SunTrust Banks, Inc. (NYSE: STI) said today that improved asset quality and operating trends led to a significantly narrowed loss in the current quarter as compared to the prior year and the first quarter. The Company reported a net loss available to common shareholders for the second quarter of 2010 of $56 million, or $0.11 per average common share, versus a net loss of $164 million, or $0.41 per average common share, in the second quarter of 2009 and a net loss of $229 million, or $0.46 per average common share, in the first quarter of 2010. Net income before preferred dividends was $12 million for the second quarter of 2010.

“Our overall operating trends gained momentum with continued asset quality improvement, sequential quarter revenue growth, and favorable deposit volume and mix,” said James M. Wells III, chairman and chief executive officer of SunTrust Banks, Inc. Mr. Wells also noted the slower pace of loan balance decline in addition to continued expense management discipline.

“We continue to execute on our client-focused strategies and position the Company to benefit from opportunities in our markets that will hasten our return to profitability,” he added. “With solid capital and liquidity, we operate from a position of strength. Lingering operating environment uncertainties notwithstanding, we are encouraged by improving results and prospects.”

Second Quarter 2010 Consolidated Highlights

•	The net loss of $0.11 per share improved compared to the second quarter of 2009 and the first quarter of 2010. Net income before preferred dividends was positive this quarter.

•

Total revenue trended up over the first quarter of 2010 with broad-based growth across core fee income categories. Noninterest income included net gains of $57 million on the sale of securities and $63 million in valuation gains on the Company’s public debt and related hedges carried at fair value.

•	Relative to the prior year quarter, net interest income increased 8% and margin increased 39 basis points. Net interest income and margin remained stable compared to the first quarter of 2010.

•

Improved asset quality trends continued during the quarter with nonperforming assets, nonaccrual loans, and net charge-offs all declining. Excluding government guaranteed loan delinquencies, early stage delinquencies were down 6 basis points compared to the first quarter.

•

As a result of improved credit trends, the provision for credit losses declined significantly compared to the prior year and the sequential quarter, while the ratio of allowance for loan losses to total loans remained stable over the prior quarter.

•

Core expenses remain tightly managed, with personnel-related expenses declining compared to the prior quarter and the second quarter of 2009. The sequential quarter increase in total expenses was significantly affected by debt extinguishment costs in the current quarter of $63 million.

•	The decline in average loans moderated during the quarter, with declines continuing to be concentrated in real estate-related loans.

•	Deposits increased as growth in lower-cost deposits was partially offset by a decline in higher-cost time deposits.

•	Capital ratios remained strong with an estimated Tier 1 common equity ratio of 7.85% and Tier 1 capital ratio of 13.40%.

	2nd Quarter 2010	2nd Quarter 2009	% Change
Income Statement
(Dollars in millions, except per share data)
Net income /(loss)	$12	$(183)	NM %
Net income/(loss) available to common shareholders	(56)	(164)	66
Net income/(loss) per average common diluted share	(0.11)	(0.41)	73
Total revenue – fully taxable-equivalent	2,160	2,193	(2)
Revenue – fully taxable-equivalent, excluding securities gains/losses, net	2,103	2,218	(5)
Net interest income – fully taxable-equivalent	1,208	1,121	8
Provision for credit losses	662	962	(31)
Noninterest income	952	1,072	(11)
Noninterest expense	1,503	1,528	(2)
Net interest margin – fully taxable equivalent	3.33%	2.94%

Balance Sheet
(Dollars in billions)
Average loans	$113.0	$124.1	(9)%
Average consumer and commercial deposits	116.5	113.5	3

Capital
Tier 1 capital ratio (1)	13.40%	12.23%
Tier 1 common equity ratio (1)	7.85%	7.34%
Total average shareholders’ equity to total average assets	13.03%	12.42%

Asset Quality
Net charge-offs to average loans (annualized)	2.57%	2.59%
Allowance for loan losses to period end loans	2.81%	2.37%
Nonperforming loans to total loans	4.16%	4.48%

(1)	Current period Tier 1 capital and Tier 1 common equity ratios are estimated as of the earnings release date.

NM – Not meaningful. Those changes over 100% or where results change from negative to positive.

CONSOLIDATED FINANCIAL PERFORMANCE

Revenue

For the second quarter of 2010, fully taxable-equivalent total revenue was up 14% on a sequential quarter basis, as noninterest revenues improved across all major fee income categories. The current quarter included net gains of $57 million on the sale of securities and $63 million in valuation gains on the Company’s public debt and related hedges carried at fair value, while the first quarter of 2010 included valuation losses of $20 million. Compared to the second quarter of 2009, total revenue declined 2%, as higher net interest income in the current period was offset by the $112 million gain from the sale of Visa shares and higher mortgage-related income recorded in the second quarter of 2009.

For the six months, fully taxable-equivalent total revenue was $4,060 million, down 8% from the prior year, despite higher net interest income. The decline in noninterest income was primarily driven by lower mortgage production and higher mortgage repurchase costs in 2010, as well as a mortgage servicing rights impairment recovery and the Visa gain in 2009.

Net Interest Income

Fully taxable-equivalent net interest income was $1,208 million in the second quarter of 2010, an increase of 8% from the second quarter of 2009, and relatively flat on a sequential quarter basis. Average earning assets declined $7.7 billion, or 5%, compared to a year ago, primarily attributable to declines in loans and loans held for sale, partially offset by an increase in securities available for sale. On a sequential basis, the rate of decline in loan balances slowed to 1%.

Net interest margin for the second quarter was 3.33%, up 39 basis points from the same quarter last year, primarily driven by lower funding costs. Growth in lower-cost deposits and a significant reduction in higher-cost funding sources contributed to a 62 basis point decline in the cost of average interest-bearing liabilities. Compared to the first quarter of 2010, net interest margin increased 1 basis point, also due to lower funding costs.

For the six months, fully taxable-equivalent net interest income was $2,410 million, an increase of 9% from the prior year, while net interest margin increased 42 basis points to 3.32%. The same factors in the quarterly year-over-year comparison contributed to the six month increase in net interest income and margin.

Noninterest Income

Total noninterest income was $952 million for the second quarter of 2010, down $120 million, or 11%, from the second quarter of 2009. The decrease was due to the $112 million gain from the sale of Visa shares in the second quarter of 2009 and a $234 million decline in mortgage-related income. Market valuation losses on the Company’s public debt and related hedges carried at fair value were $96 million in the second quarter of 2009, compared to a gain of $63 million in the current quarter. Additionally, the current quarter included net gains on the sale of securities of $57 million related to repositioning the investment portfolio, compared to net losses of $25 million in the same quarter of 2009. On a sequential quarter basis, noninterest income was up $254 million, or 36%, as all service and fee-based revenues showed increases. The first quarter of 2010 included a $20 million mark-to-market loss on publicly traded debt and related hedges carried at fair value, compared to the gain this quarter as noted above.

Mortgage production income declined $182 million compared to the second quarter of 2009, as production volume declined approximately 60%. Additionally, estimated mortgage repurchase losses recognized during the current quarter were $148 million, compared to $62 million in the second quarter of

2009. Compared to the first quarter of 2010, mortgage repurchase reserves increased to $256 million, up $46 million, in response to increased repurchase demands. Mortgage production income improved $14 million sequentially, despite increased repurchase costs, as loan production was higher.

Mortgage servicing related income for the quarter was $88 million, a decline of $52 million, or 37%, from the second quarter of 2009. The second quarter of 2009 included a $157 million recovery of impairment on the mortgage servicing rights carried at the lower of cost or market. The second quarter of 2009 also included $63 million of amortization of servicing rights carried at the lower of cost or market, while in 2010 all servicing rights were carried at fair value, resulting in no amortization. Mortgage servicing related income increased $17 million, or 24%, from the first quarter of 2010, primarily due to lower fair value-related changes. As of June 30, 2010, the Company serviced $177.8 billion in mortgage loans, up 3% from the prior year.

Trading account profits and commissions increased $139 million in the second quarter of 2010 over the second quarter of 2009, primarily due to the aforementioned mark-to-market valuation impacts on the Company’s public debt. The mark-to-market gain in the current quarter was driven by the widening of SunTrust’s credit spreads. Revenue from fixed income trading and equity derivatives declined compared to the second quarter of 2009. On a sequential quarter basis, trading account profits and commissions increased $116 million, primary due to the quarter-over-quarter change in mark-to-market valuations on the Company’s public debt. The current quarter also included net valuation losses of $1 million, compared to a first quarter of 2010 net valuation loss of $16 million on illiquid securities, certain trading assets, and valuation losses related to the deterioration of collateral on previously securitized loans. Investment banking income declined 20% compared to the record second quarter of 2009, due to decreased equity capital markets activities and a shift of revenue from noninterest income to net interest income upon the consolidation of our commercial paper conduit in the first quarter of 2010.

During the current quarter, consumer and commercial fee-based revenues were mixed compared to the second quarter of 2009. Card fees and trust and investment management income were up 17% and 9%, respectively, while service charges on deposits and retail investment services showed moderate declines.

For the six months, total noninterest income was $1,650 million, down 25% compared to the same period of 2009. The decline was largely due to lower mortgage production income from increased repurchase losses and reduced mortgage loan production in 2010, lower mortgage servicing income due to the impairment recoveries recorded in 2009, and the gain on the sale of Visa shares in 2009. Trends in the first six months related to other fee-based revenues were consistent with the year-over-year quarterly comparisons.

Noninterest Expense

Total noninterest expense in the second quarter of 2010 was $1,503 million, down $25 million, or 2%, from the second quarter of 2009. Losses on the extinguishment of debt increased and were offset by a decline in personnel expense and lower FDIC insurance costs, as the second quarter of 2009 included the $78 million FDIC special assessment. Credit-related expenses of $177 million during the current quarter increased slightly compared to the same quarter of 2009; mortgage reinsurance expense and operating losses declined, while other real estate losses increased, primarily related to the sale of residential real estate-related assets and provisions for a decline in property values. Personnel costs declined due to lower pension expense, as the performance of underlying pension assets improved and discount rates increased. The debt extinguishment loss of $63 million in the current quarter is primarily related to the extinguishment of $900 million of debt, while the $39 million loss in the second quarter of 2009 primarily resulted from the Company’s tender for its hybrid debt securities. Marketing and customer development expense increased $14 million, or 45%, over the same quarter of 2009 due to increased promotional and advertising spending. Outside processing and software expense increased $12 million, or 9%, primarily from initiatives aimed at enhancing the client service experience and higher volumes.

On a sequential quarter basis, noninterest expense increased $142 million, or 10%. Debt extinguishment costs increased $73 million, and credit-related expenses increased $34 million on higher other real estate expenses. Outside processing and marketing expenses increased $9 million and $10 million, respectively, for the same reasons noted above.

For the six months, total noninterest expense was $2,863 million, a decrease of $817 million, or 22%, over the same period in 2009. The decline was primarily due to the $751 million non-cash goodwill impairment charge recorded in the first quarter of 2009. Personnel costs declined $65 million, or 5%, and FDIC insurance expense declined $67 million, primarily due to the special assessment paid in the second quarter of 2009. Credit-related expenses remained elevated but declined $39 million compared to a year ago. Debt extinguishment losses increased $41 million, primarily due to the debt retired during the second quarter of 2010.

Income Taxes

For the second quarter, the Company recognized a benefit for income taxes of $50 million, which compares to a benefit of $149 million for the second quarter of 2009. The difference in the net tax benefit was primarily attributable to the lower level of pre-tax losses; permanent items, such as tax-exempt interest and federal tax credits, were stable.

U.S. Treasury Preferred Dividends

For the second quarter and year-to-date periods of 2010 and 2009, the Company recorded $67 million and $133 million, respectively, in preferred dividends related to the $4.85 billion in preferred securities issued to the U.S. Treasury under the Capital Purchase Program. The 5.5% effective yield reflects the 5.0% dividend rate and the amortization of the discount recorded on the preferred stock at issuance.

Balance Sheet

As of June 30, 2010, SunTrust had total assets of $170.7 billion and shareholders’ equity of $23.0 billion, representing 14% of total assets. Book value per common share was $36.19 as of June 30, 2010.

Loans

Average loans for the second quarter of 2010 were $113.0 billion, down $11.1 billion, or 9%, compared to the second quarter of 2009. The decline was concentrated in construction, residential real estate, and commercial loan categories. SunTrust continues to manage its exposure to residential real estate, most notably real estate construction loans, which declined $3.2 billion, or approximately 50%, from prior year levels. The $800 million decline in real estate construction loans versus the first quarter of 2010 is the primary driver of the Company’s sequential 1% decline in average total loans. Relative to both the prior year and sequential quarter, consumer direct and indirect loans grew modestly. While the soft economic environment has continued to reduce borrower demand for credit, the pace of loan declines has slowed, and, during the quarter, loan originations totaled $17.6 billion, including renewals and loan commitments.

Deposits

Average consumer and commercial deposits for the second quarter of 2010 totaled $116.5 billion, up 3% from the second quarter of 2009. As clients continued to migrate to more liquid products, average consumer and other time deposits declined $7.0 billion, or 23%, while demand, NOW and money market accounts increased $9.6 billion, or 12%. Average total brokered and foreign deposits declined 60% from the second quarter of 2009, as the Company’s deposit growth initiatives and longer-term financing activities enabled a reduction in these wholesale funding sources. On a sequential quarter basis, average consumer and commercial deposits increased 1%, with the majority of the increase in lower-cost deposits.

Capital and Liquidity

The Company’s capital ratios remained strong at June 30, 2010, with estimated Tier 1 common equity, Tier 1 capital, and tangible equity to tangible asset ratios of 7.85%, 13.40%, and 10.18%, respectively. The Company also has substantial available liquidity, as the inflows of high-quality deposits have largely been retained in cash and invested in high-quality government-backed securities.

Asset Quality

Improved asset quality trends continued during the quarter with nonperforming assets, nonaccrual loans, and net charge-offs all declining. Despite these trends, the allowance for loan losses as a percentage of total loans increased to 2.81% as of June 30, 2010, up 1 basis point since March 31, 2010, due to continued economic uncertainty. The reserve for unfunded commitments ended the quarter at $60 million, down $40 million from March 31, 2010, due to improved credit quality related to certain commercial and large corporate clients.

In the second quarter of 2010, provision for credit losses was $662 million, a decline of $200 million on a sequential quarter basis and a decline of $300 million from the second quarter of 2009. Net charge-offs in the second quarter of 2010 were $722 million, down $79 million from the same quarter last year and down $99 million on a sequential quarter basis. Compared to the second quarter of 2009, declines in commercial and home equity line charge-offs more than offset higher construction loan charge-offs. On a sequential quarter basis, residential mortgage and home equity line charge-offs declined, and construction loan charge-offs increased. The decline in residential mortgage charge-offs was primarily driven by actions taken in the first quarter of 2010 related to the transfer of a specific group of nonperforming loans to held for sale, as well as incremental charge-offs recognized on severely delinquent loans collateralized by properties in jurisdictions with extended foreclosure periods. During the second quarter of 2010, the sale of the loans transferred to held for sale was completed, and final pricing was consistent with expectations.

Nonaccrual loans were $4,699 million, or 4.16% of total loans, as of June 30, 2010, compared to $5,185 million, or 4.55% of total loans, as of March 31, 2010. The $486 million decrease was driven primarily by nonaccrual construction loans declining $225 million, or 14%, and residential mortgages declining $308 million, or 13%. Nonaccrual loans declined $805 million, or 15%, compared to June 30, 2009, due to reductions in residential mortgage and construction loans, partially offset by an increase in commercial real estate loans. The overall decline in nonaccrual loans was due to charge-offs recognized, the migration of loans to other real estate owned, and reduced inflows into nonaccrual. Nonperforming assets also declined $702 million, or 11%, compared to June 30, 2009, and $580 million, or 10%, compared to March 31, 2010. The allowance to nonperforming loans was 67.64% as of June 30, 2010, up 590 basis points from March 31, 2010. Early stage delinquencies as of June 30, 2010, increased 7 basis points to 1.26% compared to the first quarter; however, excluding government guaranteed loan delinquencies, early stage delinquencies were down 6 basis points.

As a result of continued efforts to work with clients that are experiencing financial difficulties, loan modifications have increased. Accruing restructured loans, primarily residential real estate-related, increased to $2.3 billion, up $361 million over the prior quarter end. Nonaccruing restructured loans remained relatively stable at $986 million, with commercial-related loans representing $204 million of the total.

LINE OF BUSINESS FINANCIAL PERFORMANCE

Line of Business Results

The Company has included line of business financial tables as part of this release on its website at www.suntrust.com in the Investor Relations section located under “About SunTrust.” During the second quarter of 2010 the Company adjusted its lines of business used to measure business activities to align with certain organizational changes implemented during the quarter. The Company’s business segments are: Retail Banking, Diversified Commercial Banking, Corporate and Investment Banking, Mortgage, Wealth and Investment Management, and Commercial Real Estate. All revenue in the line of business tables is reported on a fully taxable-equivalent basis. For the lines of business, results include net interest income, which is computed using matched-maturity funds transfer pricing. Further, provision for loan losses is represented by net charge-offs. SunTrust also reports results for Corporate Other and Treasury, which includes the Treasury department as well as the residual expense associated with operational and support expense allocations. This segment also includes differences created between internal management accounting practices and generally accepted accounting principles, certain matched-maturity funds transfer pricing credits and charges, differences in provision for loan losses compared to net charge-offs, as well as equity and its related impact. A detailed discussion of the line of business results will be included in the Company’s forthcoming quarterly report on Form 10-Q.

Corresponding Financial Tables and Information

Investors are encouraged to review the foregoing summary and discussion of SunTrust’s earnings and financial condition in conjunction with the detailed financial tables and information which SunTrust has also published today and SunTrust’s forthcoming quarterly report on Form 10-Q. Detailed financial tables and other information are also available on the Company’s website at www.suntrust.com in the Investor Relations section located under “About SunTrust.” This information is also included in a current report on Form 8-K furnished with the Securities and Exchange Commission today.

Conference Call

SunTrust management will host a conference call on July 22, 2010, at 8:00 a.m. (Eastern Time) to discuss the earnings results and business trends. Individuals may call in beginning at 7:45 a.m. (Eastern Time) by dialing 1-888-972-7805 (Passcode: 2Q10). Individuals calling from outside the United States should dial 1-517-308-9091 (Passcode: 2Q10). A replay of the call will be available approximately one hour after the call ends on July 22, 2010, and will remain available until August 5, 2010, by dialing 1-800-879-7389 (domestic) or 1-402-220-5339 (international).

Alternatively, individuals may listen to the live webcast of the presentation by visiting the SunTrust website at www.suntrust.com. The webcast will be hosted under “Investor Relations,” located under “About SunTrust,” or may be accessed directly from the SunTrust home page by clicking on the earnings-related link, “2nd Quarter Earnings Release.” Beginning the afternoon of July 22, 2010, listeners may access an archived version of the webcast in the “Webcasts and Presentations” subsection found under “Investor Relations.” This webcast will be archived and available for one year. A link to the Investor Relations page is also found in the footer of the SunTrust home page.

SunTrust Banks, Inc., headquartered in Atlanta, is one of the nation’s largest banking organizations, serving a broad range of consumer, commercial, corporate and institutional clients. The Company operates an extensive branch and ATM network throughout the high-growth Southeast and Mid-Atlantic states and a full array of technology-based, 24-hour delivery channels. The Company also serves clients in selected markets nationally. Its primary businesses include deposit, credit, and trust and investment management services. Through various subsidiaries, the Company provides mortgage banking, insurance, brokerage, equipment leasing, and capital markets services. SunTrust’s Internet address is www.suntrust.com.

Important Cautionary Statement About Forward-Looking Statements

This news release includes non-GAAP financial measures to describe SunTrust’s performance. The reconciliations of those measures to GAAP measures are provided within or in the appendix to this news release. In this news release, the Company presents net interest income and net interest margin on a fully taxable-equivalent (“FTE”) basis, and ratios on an annualized basis. The FTE basis adjusts for the tax-favored status of income from certain loans and investments. The Company believes this measure to be the preferred industry measurement of net interest income and provides relevant comparison between taxable and non-taxable amounts.

This news release may contain forward-looking statements. Statements regarding future levels of net interest margin, future levels of and rates of change in delinquencies (including within the consumer, commercial and industrial, and commercial real estate portfolios), future levels of charge-offs (including within the construction, higher risk residential real estate secured and construction, core mortgage, and commercial and industrial portfolios), future levels of the allowance for loan losses, future levels of service charge income, future performance of the commercial and industrial and commercial real estate portfolios, and the number or rates of change in the number of residential or commercial real estate modifications, are forward-looking statements. Also, any statement that does not describe historical or current facts is a forward-looking statement. These statements often include the words “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “targets,” “initiatives,” “potentially,” “probably,” “projects,” “outlook” or similar expressions or future conditional verbs such as “may,” “will,” “should,” “would,” and “could.” Forward-looking statements are based upon the current beliefs and expectations of management and on information currently available to management. Such statements speak as of the date hereof, and we do not assume any obligation to update the statements made herein or to update the reasons why actual results could differ from those contained in such statements in light of new information or future events.

Forward-looking statements are subject to significant risks and uncertainties. Investors are cautioned against placing undue reliance on such statements. Actual results may differ materially from those set forth in the forward-looking statements. Factors that could cause actual results to differ materially from those described in the forward-looking statements can be found in Item 1A of Part I of our 10-K and in other periodic reports that we file with the SEC. Those factors include: difficult market conditions have adversely affected our industry; recent levels of market volatility are unprecedented; we are subject to capital adequacy guidelines and, if we fail to meet these guidelines, our financial condition would be adversely affected; recently enacted legislation, or legislation enacted in the future, or any proposed federal programs subject us to increased regulation and may adversely affect us; we have not yet received permission to repay TARP funds; emergency measures designed to stabilize the U.S. banking system are beginning to wind down; we are subject to credit risk; weakness in the economy and in the real estate market, including specific weakness within our geographic footprint, has adversely affected us and may continue to adversely affect us; weakness in the real estate market, including the secondary residential mortgage loan markets, has adversely affected us and may continue to adversely affect us; as a financial services company, adverse changes in general business or economic conditions could have a material adverse effect on our financial condition and results of operations; changes in market interest rates or capital markets could adversely affect our revenue and expense, the value of assets and obligations, and the availability and cost of capital or liquidity; the fiscal and monetary policies of the federal government and its agencies could have a material adverse effect on our earnings; we may be required to repurchase mortgage loans or indemnify mortgage loan purchasers as a result of breaches of representations and warranties, borrower fraud, or certain borrower defaults, which could harm our liquidity, results of operations, and financial condition; we may continue to suffer increased losses in our loan portfolio despite enhancement of our underwriting policies; depressed market values for our stock may require us to write down goodwill; clients could pursue alternatives to bank deposits, causing us to lose a relatively inexpensive source of funding; consumers may decide not to use banks to complete their financial transactions, which could affect net income; we have businesses other than banking which subject us to a variety of risks; hurricanes and other natural disasters may adversely affect loan portfolios and operations and increase the cost of doing business; negative public opinion could damage our reputation and adversely impact business and revenues; we rely on other companies to provide key components of our business infrastructure; the soundness of other financial institutions could adversely affect us; we rely on our systems, employees, and certain counterparties, and certain failures could materially adversely affect our operations; we depend on the accuracy and completeness of information about clients and counterparties; we are subject to certain litigation, and our expenses related to this litigation may adversely affect our results; regulation by federal and state agencies could adversely affect the business, revenue, and profit margins; competition in the financial services industry is intense and could result in losing business or reducing margins; future legislation could harm our competitive position; maintaining or increasing market share depends on market acceptance and regulatory approval of new products and services; we may not pay dividends on your common stock; our ability to receive dividends from our subsidiaries accounts for most of our revenue and could affect our liquidity and ability to pay dividends; significant legal actions could subject us to substantial uninsured liabilities; recently declining values of real estate, increases in unemployment, and the related effects on local economies may increase our credit losses, which would negatively affect our financial results; deteriorating credit quality, particularly in real estate loans, has adversely impacted us and may continue to adversely impact us; our allowance for loan losses may not be adequate to cover our eventual losses; we will realize future losses if the proceeds we receive upon liquidation of nonperforming assets are less than the carrying value of such assets; disruptions in our ability to access global capital markets may negatively affect our capital resources and liquidity; in 2009 and 2010, credit rating agencies downgraded the credit ratings of SunTrust Bank and SunTrust Banks, Inc., and these downgrades and any subsequent downgrades could adversely impact the price and liquidity of our securities and could have an impact on our businesses and results of operations; we have in the past and may in the future pursue acquisitions, which could affect costs and from which we may not be able to realize anticipated benefits; we depend on the expertise of key personnel, and if these individuals leave or change their roles without effective replacements, operations may suffer; we may not be able to hire or retain additional qualified personnel and recruiting and compensation costs may increase as a result of turnover, both of which may increase costs and reduce profitability and may adversely impact our ability to implement our business strategy; our accounting policies and processes are critical to how we report our financial condition and results of operations, and require management to make estimates about matters that are uncertain; changes in our accounting policies or in accounting standards could materially affect how we report our financial results and condition; our stock price can be volatile; our disclosure controls and procedures may not prevent or detect all errors or acts of fraud; our financial instruments carried at fair value expose us to certain market risks; our revenues derived from our investment securities may be volatile and subject to a variety of risks; and we may enter into transactions with off-balance sheet affiliates or our subsidiaries.

SunTrust Banks, Inc. and Subsidiaries

FINANCIAL HIGHLIGHTS

(Dollars in millions, except per share data) (Unaudited)

	Three Months Ended June 30			% Change [4]		Six Months Ended June 30		% Change [4]
	2010		2009			2010	2009

EARNINGS & DIVIDENDS
Net income/(loss)	$12		($183)	NM	%	($148)	($999)	85%
Net loss available to common shareholders	(56)		(164)	66		(285)	(1,040)	73
Net loss available to common shareholders excluding goodwill/intangible impairment charges other than MSRs [1]	(56)		(164)	66		(285)	(325)	12
Total revenue - FTE [2]	2,160		2,193	(2)		4,060	4,407	(8)
Total revenue - FTE excluding securities (gains)/losses, net [1]	2,103		2,218	(5)		4,001	4,429	(10)
Net loss per average common share
Diluted	(0.11)		(0.41)	73		(0.58)	(2.77)	79
Diluted excluding goodwill/intangible impairment charges other than MSRs [1]	(0.11)		(0.41)	73		(0.58)	(0.86)	33
Basic	(0.11)		(0.41)	73		(0.58)	(2.77)	79
Dividends paid per common share	0.01		0.10	(90)		0.02	0.20	(90)

CONDENSED BALANCE SHEETS
Selected Average Balances
Total assets	$171,273		$176,480	(3)%		$171,351	$177,669	(4) %
Earning assets	145,464		153,177	(5)		146,176	153,780	(5)
Loans	113,016		124,123	(9)		113,721	124,725	(9)
Consumer and commercial deposits	116,460		113,528	3		115,776	110,538	5
Brokered and foreign deposits	2,670		6,608	(60)		3,049	7,011	(57)
Total shareholders’ equity	22,313		21,926	2		22,326	22,146	1

As of
Total assets	170,668		176,735	(3)
Earning assets	145,601		154,345	(6)
Loans	112,925		122,816	(8)
Allowance for loan and lease losses	3,156		2,896	9
Consumer and commercial deposits	116,261		113,746	2
Brokered and foreign deposits	2,407		5,055	(52)
Total shareholders’ equity	23,024		22,953	-

FINANCIAL RATIOS & OTHER DATA
Return on average total assets	0.03%		(0.42)%	NM	%	(0.17)%	(1.13)%	85%
Return on average assets less net unrealized securities gains [1]	(0.08)		(0.41)	80		(0.25)	(1.15)	78
Return on average common shareholders’ equity	(1.29)		(3.95)	67		(3.31)	(12.39)	73
Return on average realized common shareholders’ equity [1]	(2.53)		(4.02)	37		(4.23)	(13.10)	68
Net interest margin [2]	3.33		2.94	13		3.32	2.90	14
Efficiency ratio [2]	69.57		69.68	-		70.52	83.60	(16)
Tangible efficiency ratio [1]	68.96		69.05	-		69.87	65.98	6
Effective tax rate/(benefit)	(133.13)		(44.81)	NM		(62.17)	(23.09)	NM
Tier 1 common equity	7.85	[3]	7.34	6
Tier 1 capital	13.40	[3]	12.23	9
Total capital	16.85	[3]	15.31	9
Tier 1 leverage	10.94	[3]	11.02	(1)
Total average shareholders’ equity to total average assets	13.03		12.42	5		13.03	12.46	5
Tangible equity to tangible assets [1]	10.18		9.75	4

Book value per common share	$36.19		$36.16	-
Tangible book value per common share [1]	23.58		23.41	1
Market price:
High	31.92		20.86	53		31.92	30.18	6
Low	23.12		10.50	NM		20.16	6.00	NM
Close	23.30		16.45	42		23.30	16.45	42
Market capitalization	11,648		8,205	42

Average common shares outstanding (000s)
Diluted [5]	495,351		399,242	24		495,112	375,429	32
Basic	495,351		399,242	24		495,112	375,429	32

Full-time equivalent employees	28,250		28,520	(1)
Number of ATMs	2,902		2,695	8
Full service banking offices	1,675		1,692	(1)

1See Appendix A for reconcilements of non-GAAP performance measures.

2Total revenue, net interest margin, and efficiency ratios are presented on a fully taxable-equivalent (“FTE”) basis. The FTE basis adjusts for the tax-favored status of net interest income from certain loans and investments. The Company believes this measure to be the preferred industry measurement of net interest income and it enhances comparability of net interest income arising from taxable and tax-exempt sources. Total revenue - FTE equals net interest income on a FTE basis plus noninterest income.

3Current period tier 1 common equity, tier 1 capital, total capital and tier 1 leverage ratios are estimated as of the earnings release date.

4”NM” - Not meaningful. Those changes over 100 percent were not considered to be meaningful.

5For earnings per share calculation purposes, the impact of dilutive securities are excluded from the diluted share count during periods that the Company has recognized a net loss available to common shareholders because the impact would be antidilutive.

SunTrust Banks, Inc. and Subsidiaries

FIVE QUARTER FINANCIAL HIGHLIGHTS

(Dollars in millions, except per share data) (Unaudited)

	Three Months Ended
	June 30 2010		March 31 2010	December 31 2009	September 30 2009	June 30 2009

EARNINGS & DIVIDENDS
Net income/(loss)	$12		($161)	($248)	($317)	($183)
Net loss available to common shareholders	(56)		(229)	(316)	(377)	(164)
Net loss available to common shareholders excluding goodwill/intangible impairment charges other than MSRs [1]	(56)		(229)	(316)	(377)	(164)
Total revenue - FTE [2]	2,160		1,900	1,949	1,943	2,193
Total revenue - FTE excluding securities (gains)/losses, net [1]	2,103		1,898	1,876	1,896	2,218
Net loss per average common share
Diluted	(0.11)		(0.46)	(0.64)	(0.76)	(0.41)
Diluted excluding goodwill/intangible impairment charges other than MSRs [1]	(0.11)		(0.46)	(0.64)	(0.76)	(0.41)
Basic	(0.11)		(0.46)	(0.64)	(0.76)	(0.41)
Dividends paid per common share	0.01		0.01	0.01	0.01	0.10

CONDENSED BALANCE SHEETS
Selected Average Balances
Total assets	$171,273		$171,429	$174,041	$172,463	$176,480
Earning assets	145,464		146,896	146,587	149,579	153,177
Loans	113,016		114,435	115,036	119,796	124,123
Consumer and commercial deposits	116,460		115,084	117,008	114,486	113,528
Brokered and foreign deposits	2,670		3,433	5,145	5,193	6,608
Total shareholders’ equity	22,313		22,338	22,381	22,468	21,926

As of
Total assets	170,668		171,796	174,165	172,718	176,735
Earning assets	145,601		147,056	147,896	145,554	154,345
Loans	112,925		113,979	113,675	116,488	122,816
Allowance for loan and lease losses	3,156		3,176	3,120	3,024	2,896
Consumer and commercial deposits	116,261		116,144	116,303	113,601	113,746
Brokered and foreign deposits	2,407		2,606	5,560	5,730	5,055
Total shareholders’ equity	23,024		22,620	22,531	22,908	22,953

FINANCIAL RATIOS & OTHER DATA
Return on average total assets	0.03%		(0.38)%	(0.57)%	(0.73)%	(0.42)%
Return on average assets less net unrealized securities gains [1]	(0.08)		(0.42)	(0.70)	(0.83)	(0.41)
Return on average common shareholders’ equity	(1.29)		(5.34)	(7.19)	(8.52)	(3.95)
Return on average realized common shareholders’ equity [1]	(2.53)		(5.93)	(8.81)	(9.70)	(4.02)
Net interest margin [2]	3.33		3.32	3.27	3.10	2.94
Efficiency ratio [2]	69.57		71.60	74.58	73.53	69.68
Tangible efficiency ratio [1]	68.96		70.91	73.96	72.82	69.05
Effective tax rate/(benefit)	(133.13)		(54.70)	(51.46)	(51.46)	(44.81)
Tier 1 common equity	7.85	[3]	7.70	7.67	7.49	7.34
Tier 1 capital	13.40	[3]	13.13	12.96	12.58	12.23
Total capital	16.85	[3]	16.68	16.43	15.92	15.31
Tier 1 leverage	10.94	[3]	10.95	10.90	11.08	11.02
Total average shareholders’ equity to total average assets	13.03		13.03	12.86	13.03	12.42
Tangible equity to tangible assets [1]	10.18		9.86	9.66	9.96	9.75

Book value per common share	$36.19		$35.40	$35.29	$36.06	$36.16
Tangible book value per common share [1]	23.58		22.76	22.59	23.35	23.41
Market price:
High	31.92		28.39	24.09	24.43	20.86
Low	23.12		20.16	18.45	14.50	10.50
Close	23.30		26.79	20.29	22.55	16.45
Market capitalization	11,648		13,391	10,128	11,256	8,205

Average common shares outstanding (000s)
Diluted [4]	495,351		494,871	494,332	494,169	399,242
Basic	495,351		494,871	494,332	494,169	399,242

Full-time equivalent employees	28,250		28,263	28,001	28,015	28,520
Number of ATMs	2,902		2,828	2,822	2,807	2,695
Full service banking offices	1,675		1,678	1,683	1,690	1,692

1See Appendix A for reconcilements of non-GAAP performance measures.

2Total revenue, net interest margin, and efficiency ratios are presented on a fully taxable-equivalent (“FTE”) basis. The FTE basis adjusts for the tax-favored status of net interest income from certain loans and investments. The Company believes this measure to be the preferred industry measurement of net interest income and it enhances comparability of net interest income arising from taxable and tax-exempt sources. Total revenue - FTE equals net interest income on a FTE basis plus noninterest income.

3Current period tier 1 common equity, tier 1 capital, total capital and tier 1 leverage ratios are estimated as of the earnings release date.

4For earnings per share calculation purposes, the impact of dilutive securities are excluded from the diluted share count during periods that the Company has recognized a net loss available to common shareholders because the impact would be antidilutive.

SunTrust Banks, Inc. and Subsidiaries

CONSOLIDATED STATEMENTS OF INCOME/(LOSS)

(Dollars in thousands, except per share data) (Unaudited)

	Three Months Ended				Six Months Ended

	June 30		Increase/(Decrease) [2]		June 30		Increase/(Decrease) [2]

	2010	2009	Amount	%	2010	2009	Amount	%

Interest income	$1,570,393	$1,693,274	($122,881)	(7)%	$3,144,079	$3,422,609	($278,530)	(8) %
Interest expense	392,263	603,617	(211,354)	(35)	794,512	1,270,854	(476,342)	(37)

NET INTEREST INCOME	1,178,130	1,089,657	88,473	8	2,349,567	2,151,755	197,812	9
Provision for credit losses	662,064	962,181	(300,117)	(31)	1,523,673	1,956,279	(432,606)	(22)

NET INTEREST INCOME AFTER PROVISION FOR CREDIT LOSSES	516,066	127,476	388,590	NM	825,894	195,476	630,418	NM

NONINTEREST INCOME
Service charges on deposit accounts	207,765	210,224	(2,459)	(1)	403,667	416,618	(12,951)	(3)
Trust and investment management income	127,222	117,007	10,215	9	249,309	233,017	16,292	7
Retail investment services	48,626	55,400	(6,774)	(12)	95,366	112,113	(16,747)	(15)
Other charges and fees	133,379	127,799	5,580	4	262,479	252,120	10,359	4
Investment banking income	57,875	77,038	(19,163)	(25)	113,791	136,572	(22,781)	(17)
Trading account profits/(losses) and commissions	108,738	(30,020)	138,758	NM	101,470	77,273	24,197	31
Card fees	94,306	80,505	13,801	17	181,240	156,165	25,075	16
Mortgage production related income/(loss)	(16,462)	165,388	(181,850)	NM	(47,391)	415,858	(463,249)	NM
Mortgage servicing related income	87,544	139,658	(52,114)	(37)	158,048	223,010	(64,962)	(29)
Gain from ownership in Visa	-	112,102	(112,102)	(100)	-	112,102	(112,102)	(100)
Other noninterest income	46,035	41,473	4,562	11	73,666	79,587	(5,921)	(7)
Securities gains/(losses), net	56,971	(24,899)	81,870	NM	58,514	(21,522)	80,036	NM

Total noninterest income	951,999	1,071,675	(119,676)	(11)	1,650,159	2,192,913	(542,754)	(25)

NONINTEREST EXPENSE
Employee compensation and benefits	682,483	703,709	(21,226)	(3)	1,374,276	1,439,761	(65,485)	(5)
Net occupancy expense	89,927	87,220	2,707	3	181,068	174,637	6,431	4
Outside processing and software	157,764	145,359	12,405	9	306,467	283,720	22,747	8
Equipment expense	42,366	43,792	(1,426)	(3)	82,879	87,332	(4,453)	(5)
Marketing and customer development	43,958	30,264	13,694	45	78,085	64,989	13,096	20
Amortization/impairment of goodwill/intangible assets	13,172	13,955	(783)	(6)	26,359	780,971	(754,612)	(97)
Net loss/(gain) on extinguishment of debt	63,423	38,864	24,559	63	54,116	13,560	40,556	NM
Visa litigation	-	7,000	(7,000)	(100)	-	7,000	(7,000)	(100)
Operating losses	16,106	32,570	(16,464)	(51)	29,903	55,191	(25,288)	(46)
Mortgage reinsurance	8,780	24,581	(15,801)	(64)	18,180	94,620	(76,440)	(81)
FDIC premium/regulatory exams	65,029	148,675	(83,646)	(56)	129,364	196,148	(66,784)	(34)
Other noninterest expense	319,741	251,983	67,758	27	582,595	482,066	100,529	21

Total noninterest expense	1,502,749	1,527,972	(25,223)	(2)	2,863,292	3,679,995	(816,703)	(22)

LOSS BEFORE PROVISION/(BENEFIT) FOR INCOME TAXES	(34,684)	(328,821)	294,137	89	(387,239)	(1,291,606)	904,367	70
Provision/(benefit) for income taxes	(49,764)	(148,957)	99,193	67	(243,926)	(299,734)	55,808	19

INCOME/(LOSS) INCLUDING INCOME ATTRIBUTABLE TO NONCONTROLLING INTEREST	15,080	(179,864)	194,944	NM	(143,313)	(991,872)	848,559	86
Net income attributable to noncontrolling interest	2,696	3,596	(900)	(25)	5,117	6,755	(1,638)	(24)

NET INCOME/(LOSS)	$12,384	($183,460)	$195,844	NM	($148,430)	($998,627)	$850,197	85

NET LOSS AVAILABLE TO COMMON SHAREHOLDERS	($56,109)	($164,428)	$108,319	66	($285,293)	($1,039,809)	$754,516	73

Net interest income - FTE [1]	$1,208,149	$1,121,085	$87,064	8	$2,410,087	$2,214,042	$196,045	9

Net loss per average common share
Diluted	(0.11)	(0.41)	0.30	73	(0.58)	(2.77)	2.19	79
Basic	(0.11)	(0.41)	0.30	73	(0.58)	(2.77)	2.19	79

Cash dividends paid per common share	0.01	0.10	(0.09)	(90)	0.02	0.20	(0.18)	(90)
Average common shares outstanding (000s)
Diluted [3]	495,351	399,242	96,109	24	495,112	375,429	119,683	32
Basic	495,351	399,242	96,109	24	495,112	375,429	119,683	32

1Net interest income includes the effects of FTE adjustments using a federal tax rate of 35% and state income taxes where applicable to increase tax-exempt interest income to a taxable-equivalent basis.

2“NM” - Not meaningful. Those changes over 100 percent were not considered to be meaningful.

3For earnings per share calculation purposes, the impact of dilutive securities are excluded from the diluted share count during periods that the Company has recognized a net loss available to common shareholders because the impact would be antidilutive.

SunTrust Banks, Inc. and Subsidiaries

FIVE QUARTER CONSOLIDATED STATEMENTS OF INCOME/(LOSS)

(Dollars in thousands, except per share data) (Unaudited)

	Three Months Ended				Three Months Ended
	June 30 2010	March 31 2010	Increase/(Decrease) [2]		December 31 2009	September 30 2009	June 30 2009
			Amount	%

Interest income	$1,570,393	$1,573,686	($3,293)	-%	$1,629,616	$1,657,522	$1,693,274
Interest expense	392,263	402,249	(9,986)	(2)	453,139	520,064	603,617

NET INTEREST INCOME	1,178,130	1,171,437	6,693	1	1,176,477	1,137,458	1,089,657
Provision for credit losses	662,064	861,609	(199,545)	(23)	973,706	1,133,929	962,181

NET INTEREST INCOME AFTER PROVISION FOR CREDIT LOSSES	516,066	309,828	206,238	67	202,771	3,529	127,476

NONINTEREST INCOME
Service charges on deposit accounts	207,765	195,902	11,863	6	212,665	219,071	210,224
Trust and investment management income	127,222	122,087	5,135	4	134,632	118,874	117,007
Retail investment services	48,626	46,740	1,886	4	54,329	51,361	55,400
Other charges and fees	133,379	129,100	4,279	3	137,196	133,433	127,799
Investment banking income	57,875	55,916	1,959	4	60,084	75,343	77,038
Trading account profits/(losses) and commissions	108,738	(7,268)	116,006	NM	(31,145)	(86,866)	(30,020)
Card fees	94,306	86,934	7,372	8	85,307	82,370	80,505
Mortgage production related income/(loss)	(16,462)	(30,929)	14,467	47	(67,904)	28,143	165,388
Mortgage servicing related income	87,544	70,504	17,040	24	46,705	60,193	139,658
Gain from ownership in Visa	-	-	-	-	-	-	112,102
Other noninterest income	46,035	27,631	18,404	67	37,596	46,437	41,473
Securities gains/(losses), net	56,971	1,543	55,428	NM	72,849	46,692	(24,899)

Total noninterest income	951,999	698,160	253,839	36	742,314	775,051	1,071,675

NONINTEREST EXPENSE
Employee compensation and benefits	682,483	691,793	(9,310)	(1)	694,124	666,037	703,709
Net occupancy expense	89,927	91,141	(1,214)	(1)	91,709	90,445	87,220
Outside processing and software	157,764	148,703	9,061	6	148,707	146,850	145,359
Equipment expense	42,366	40,513	1,853	5	42,939	41,616	43,792
Marketing and customer development	43,958	34,127	9,831	29	48,392	38,157	30,264
Amortization/impairment of goodwill/intangible assets	13,172	13,187	(15)	-	12,122	13,741	13,955
Net loss/(gain) on extinguishment of debt	63,423	(9,307)	72,730	NM	23,520	2,276	38,864
Visa litigation	-	-	-	-	-	-	7,000
Operating losses	16,106	13,797	2,309	17	25,911	18,425	32,570
Mortgage reinsurance	8,780	9,400	(620)	(7)	10,285	10,000	24,581
FDIC premium/regulatory exams	65,029	64,335	694	1	60,526	45,473	148,675
Other noninterest expense	319,741	262,854	56,887	22	295,331	355,827	251,983

Total noninterest expense	1,502,749	1,360,543	142,206	10	1,453,566	1,428,847	1,527,972

LOSS BEFORE PROVISION/(BENEFIT) FOR INCOME TAXES	(34,684)	(352,555)	317,871	90	(508,481)	(650,267)	(328,821)
Provision/(benefit) for income taxes	(49,764)	(194,162)	144,398	74	(262,993)	(336,056)	(148,957)

INCOME/(LOSS) INCLUDING INCOME ATTRIBUTABLE TO NONCONTROLLING INTEREST	15,080	(158,393)	173,473	NM	(245,488)	(314,211)	(179,864)
Net income attributable to noncontrolling interest	2,696	2,421	275	11	2,627	2,730	3,596

NET INCOME/(LOSS)	$12,384	($160,814)	$173,198	NM	($248,115)	($316,941)	($183,460)

NET LOSS AVAILABLE TO COMMON SHAREHOLDERS	($56,109)	($229,184)	$173,075	76	($316,424)	($377,144)	($164,428)

Net interest income - FTE [1]	$1,208,149	$1,201,938	$6,211	1	$1,206,763	$1,168,174	$1,121,085

Net loss per average common share
Diluted	(0.11)	(0.46)	0.35	76	(0.64)	(0.76)	(0.41)
Basic	(0.11)	(0.46)	0.35	76	(0.64)	(0.76)	(0.41)

Cash dividends paid per common share	0.01	0.01	-	-	0.01	0.01	0.10
Average common shares outstanding (000s)
Diluted [3]	495,351	494,871	480	-	494,332	494,169	399,242
Basic	495,351	494,871	480	-	494,332	494,169	399,242

1Net interest income includes the effects of FTE adjustments using a federal tax rate of 35% and state income taxes where applicable to increase tax-exempt interest income to a taxable-equivalent basis.

2 “NM” - Not meaningful. Those changes over 100 percent were not considered to be meaningful.

3For earnings per share calculation purposes, the impact of dilutive securities are excluded from the diluted share count during periods that the Company has recognized a net loss available to common shareholders because the impact would be antidilutive.

SunTrust Banks, Inc. and Subsidiaries

CONSOLIDATED BALANCE SHEETS

(Dollars in thousands) (Unaudited)

	As of June 30		Increase/(Decrease) [2]
	2010	2009	Amount	%
ASSETS
Cash and due from banks	$3,835,943	$2,434,859	$1,401,084	58%
Interest-bearing deposits in other banks	24,463	24,310	153	1
Funds sold and securities purchased under agreements to resell	932,769	798,515	134,254	17
Trading assets	6,165,802	7,739,197	(1,573,395)	(20)
Securities available for sale	27,598,360	19,465,291	8,133,069	42
Loans held for sale	3,184,717	8,031,114	(4,846,397)	(60)
Loans:
Commercial	32,522,724	37,960,878	(5,438,154)	(14)
Real estate:
Home equity lines	15,442,771	16,298,228	(855,457)	(5)
Construction	5,004,457	8,175,803	(3,171,346)	(39)
Residential mortgages	31,125,621	31,988,995	(863,374)	(3)
Commercial real estate:
Owner occupied	8,876,796	9,349,847	(473,051)	(5)
Investor owned	6,257,146	6,509,267	(252,121)	(4)
Consumer:
Direct	5,711,530	5,121,230	590,300	12
Indirect	6,953,191	6,406,383	546,808	9
Credit card	1,031,181	1,005,545	25,636	3

Total loans	112,925,417	122,816,176	(9,890,759)	(8)
Allowance for loan and lease losses	(3,156,000)	(2,896,000)	260,000	9

Net loans	109,769,417	119,920,176	(10,150,759)	(8)
Goodwill	6,323,028	6,314,382	8,646	-
Other intangible assets	1,443,227	1,517,483	(74,256)	(5)
Other real estate owned	699,828	588,922	110,906	19
Other assets	10,690,916	9,900,722	790,194	8

Total assets [1]	$170,668,470	$176,734,971	($6,066,501)	(3)

LIABILITIES
Noninterest-bearing consumer and commercial deposits	$25,382,113	$24,610,303	$771,810	3%
Interest-bearing consumer and commercial deposits:
NOW accounts	24,486,751	23,293,865	1,192,886	5
Money market accounts	38,443,629	31,986,840	6,456,789	20
Savings	4,107,414	3,663,261	444,153	12
Consumer time	14,665,163	17,007,704	(2,342,541)	(14)
Other time	9,176,428	13,184,374	(4,007,946)	(30)

Total consumer and commercial deposits	116,261,498	113,746,347	2,515,151	2
Brokered deposits	2,342,435	4,519,752	(2,177,317)	(48)
Foreign deposits	64,170	535,372	(471,202)	(88)

Total deposits	118,668,103	118,801,471	(133,368)	-
Funds purchased	1,260,447	3,920,127	(2,659,680)	(68)
Securities sold under agreements to repurchase	2,476,519	2,393,434	83,085	3
Other short-term borrowings	2,516,714	1,761,711	755,003	43
Long-term debt	15,658,705	18,842,460	(3,183,755)	(17)
Trading liabilities	2,655,092	2,348,851	306,241	13
Other liabilities	4,408,996	5,713,759	(1,304,763)	(23)

Total liabilities	147,644,576	153,781,813	(6,137,237)	(4)

SHAREHOLDERS’ EQUITY
Preferred stock, no par value	4,929,357	4,918,863	10,494	-
Common stock, $1.00 par value	514,667	514,667	-	-
Additional paid in capital	8,445,077	8,540,036	(94,959)	(1)
Retained earnings	8,358,155	9,271,388	(913,233)	(10)
Treasury stock, at cost, and other	(968,279)	(1,115,782)	(147,503)	(13)
Accumulated other comprehensive income	1,744,917	823,986	920,931	NM

Total shareholders’ equity	23,023,894	22,953,158	70,736	-

Total liabilities and shareholders’ equity	$170,668,470	$176,734,971	($6,066,501)	(3)

Common shares outstanding	499,928,565	498,786,047	1,142,518	-
Common shares authorized	750,000,000	750,000,000	-	-
Preferred shares outstanding	50,225	50,358	(133)	-
Preferred shares authorized	50,000,000	50,000,000	-	-
Treasury shares of common stock	14,738,030	15,880,548	(1,142,518)	(7)

[1] Includes earning assets of	$145,601,253	$154,345,469	($8,744,216)	(6) %

2 “NM” - Not meaningful. Those changes over 100 percent were not considered to be meaningful.

SunTrust Banks, Inc. and Subsidiaries

FIVE QUARTER CONSOLIDATED BALANCE SHEETS

(Dollars in thousands) (Unaudited)

	As of				As of
	June 30	March 31	Increase/(Decrease) [2]		December 31	September 30	June 30
	2010	2010	Amount	%	2009	2009	2009

ASSETS
Cash and due from banks	$3,835,943	$4,671,345	($835,402)	(18)%	$6,456,406	$4,303,550	$2,434,859
Interest-bearing deposits in other banks	24,463	24,665	(202)	(1)	24,109	25,098	24,310
Funds sold and securities purchased under agreements to resell	932,769	1,613,663	(680,894)	(42)	516,656	829,089	798,515
Trading assets	6,165,802	6,038,104	127,698	2	4,979,938	6,673,623	7,739,197
Securities available for sale	27,598,360	26,238,529	1,359,831	5	28,477,042	22,122,850	19,465,291
Loans held for sale	3,184,717	3,696,990	(512,273)	(14)	4,669,823	4,577,549	8,031,114
Loans:
Commercial	32,522,724	33,393,502	(870,778)	(3)	32,494,067	33,491,704	37,960,878
Real estate:
Home equity lines	15,442,771	15,676,336	(233,565)	(1)	15,952,546	16,120,532	16,298,228
Construction	5,004,457	5,756,240	(751,783)	(13)	6,646,831	7,379,580	8,175,803
Residential mortgages	31,125,621	30,804,683	320,938	1	30,789,759	31,623,160	31,988,995
Commercial real estate:
Owner occupied	8,876,796	8,926,891	(50,095)	(1)	8,915,447	9,062,920	9,349,847
Investor owned	6,257,146	6,335,013	(77,867)	(1)	6,159,006	6,230,803	6,509,267
Consumer:
Direct	5,711,530	5,368,458	343,072	6	5,117,765	5,058,593	5,121,230
Indirect	6,953,191	6,678,269	274,922	4	6,531,134	6,564,095	6,406,383
Credit card	1,031,181	1,040,056	(8,875)	(1)	1,068,289	956,551	1,005,545

Total loans	112,925,417	113,979,448	(1,054,031)	(1)	113,674,844	116,487,938	122,816,176
Allowance for loan and lease losses	(3,156,000)	(3,176,000)	(20,000)	(1)	(3,120,000)	(3,024,000)	(2,896,000)

Net loans	109,769,417	110,803,448	(1,034,031)	(1)	110,554,844	113,463,938	119,920,176
Goodwill	6,323,028	6,322,878	150	-	6,319,078	6,314,382	6,314,382
Other intangible assets	1,443,227	1,799,919	(356,692)	(20)	1,711,299	1,604,136	1,517,483
Other real estate owned	699,828	627,639	72,189	12	619,621	571,553	588,922
Other assets	10,690,916	9,959,075	731,841	7	9,835,919	12,231,979	9,900,722

Total assets [1]	$170,668,470	$171,796,255	($1,127,785)	(1)	$174,164,735	$172,717,747	$176,734,971

LIABILITIES
Noninterest-bearing consumer and commercial deposits	$25,382,113	$25,148,837	$233,276	1%	$24,244,041	$23,590,252	$24,610,303
Interest-bearing consumer and commercial deposits:
NOW accounts	24,486,751	25,657,386	(1,170,635)	(5)	27,204,796	24,483,369	23,293,865
Money market accounts	38,443,629	36,872,574	1,571,055	4	35,212,841	32,741,496	31,986,840
Savings	4,107,414	4,027,338	80,076	2	3,752,824	3,850,617	3,663,261
Consumer time	14,665,163	14,546,781	118,382	1	14,778,577	16,317,023	17,007,704
Other time	9,176,428	9,890,733	(714,305)	(7)	11,110,373	12,618,485	13,184,374

Total consumer and commercial deposits	116,261,498	116,143,649	117,849	-	116,303,452	113,601,242	113,746,347
Brokered deposits	2,342,435	2,350,846	(8,411)	-	4,231,530	4,953,103	4,519,752
Foreign deposits	64,170	254,941	(190,771)	(75)	1,328,584	776,697	535,372

Total deposits	118,668,103	118,749,436	(81,333)	-	121,863,566	119,331,042	118,801,471
Funds purchased	1,260,447	1,158,713	101,734	9	1,432,581	1,037,562	3,920,127
Securities sold under agreements to repurchase	2,476,519	2,794,195	(317,676)	(11)	1,870,510	2,186,204	2,393,434
Other short-term borrowings	2,516,714	2,387,640	129,074	5	2,062,277	1,692,889	1,761,711
Long-term debt	15,658,705	16,531,380	(872,675)	(5)	17,489,516	18,177,280	18,842,460
Trading liabilities	2,655,092	3,246,890	(591,798)	(18)	2,188,923	2,531,114	2,348,851
Other liabilities	4,408,996	4,308,075	100,921	2	4,726,507	4,853,372	5,713,759

Total liabilities	147,644,576	149,176,329	(1,531,753)	(1)	151,633,880	149,809,463	153,781,813

SHAREHOLDERS’ EQUITY
Preferred stock, no par value	4,929,357	4,923,292	6,065	-	4,917,312	4,911,416	4,918,863
Common stock, $1.00 par value	514,667	514,667	-	-	514,667	514,667	514,667
Additional paid in capital	8,445,077	8,446,209	(1,132)	-	8,521,042	8,520,533	8,540,036
Retained earnings	8,358,155	8,419,219	(61,064)	(1)	8,562,807	8,886,150	9,271,388
Treasury stock, at cost, and other	(968,279)	(989,840)	(21,561)	(2)	(1,055,136)	(1,076,633)	(1,115,782)
Accumulated other comprehensive income	1,744,917	1,306,379	438,538	34	1,070,163	1,152,151	823,986

Total shareholders’ equity	23,023,894	22,619,926	403,968	2	22,530,855	22,908,284	22,953,158

Total liabilities and shareholders’ equity	$170,668,470	$171,796,255	($1,127,785)	(1)	$174,164,735	$172,717,747	$176,734,971

Common shares outstanding	499,928,565	499,857,812	70,753	-	499,156,858	499,146,588	498,786,047
Common shares authorized	750,000,000	750,000,000	-	-	750,000,000	750,000,000	750,000,000
Preferred shares outstanding	50,225	50,225	-	-	50,225	50,225	50,358
Preferred shares authorized	50,000,000	50,000,000	-	-	50,000,000	50,000,000	50,000,000
Treasury shares of common stock	14,738,030	14,808,783	(70,753)	-	15,509,737	15,520,007	15,880,548

[1] Includes earning assets of	$145,601,253	$147,056,130	($1,454,877)	(1)%	$147,896,225	$145,554,286	$154,345,469

2 “NM” - Not meaningful. Those changes over 100 percent were not considered to be meaningful.

SunTrust Banks, Inc. and Subsidiaries

CONSOLIDATED DAILY AVERAGE BALANCES,

AVERAGE YIELDS EARNED AND RATES PAID

(Dollars in millions; yields on taxable-equivalent basis) (Unaudited)

	Three Months Ended						Increase/(Decrease) From
	June 30, 2010			March 31, 2010			Sequential Quarter		Prior Year Quarter

	Average Balances	Interest Income/ Expense	Yields/ Rates	Average Balances	Interest Income/ Expense	Yields/ Rates	Average Balances	Yields/ Rates	Average Balances	Yields/ Rates
ASSETS
Loans:
Real estate 1-4 family	$26,783	$393	5.87%	$26,970	$397	5.88%	($187)	(0.01)%	($2,605)	(0.08)%
Real estate construction	3,274	30	3.67	4,078	34	3.44	(804)	0.23	(3,174)	0.40
Real estate home equity lines	14,973	126	3.37	15,157	125	3.33	(184)	0.04	(836)	0.05
Real estate commercial	15,091	154	4.09	15,105	151	4.05	(14)	0.04	(684)	(0.06)
Commercial - FTE [1]	32,503	447	5.52	33,094	449	5.50	(591)	0.02	(6,096)	0.75
Credit card	1,064	23	8.45	1,067	23	8.69	(3)	(0.24)	86	1.35
Consumer - direct	5,544	60	4.32	5,254	53	4.11	290	0.21	417	0.36
Consumer - indirect	6,946	101	5.86	6,697	101	6.10	249	(0.24)	447	(0.51)
Nonaccrual and restructured	6,838	11	0.63	7,013	11	0.64	(175)	(0.01)	1,338	(0.15)

Total loans	113,016	1,345	4.77	114,435	1,344	4.76	(1,419)	0.01	(11,107)	0.17
Securities available for sale:
Taxable	23,977	186	3.11	24,779	195	3.15	(802)	(0.04)	7,497	(1.42)
Tax-exempt - FTE [1]	866	12	5.39	910	12	5.40	(44)	(0.01)	(144)	(0.08)

Total securities available for sale - FTE [1]	24,843	198	3.19	25,689	207	3.23	(846)	(0.04)	7,353	(1.40)
Funds sold and securities purchased under agreements to resell	1,009	-	0.11	882	-	0.11	127	-	183	(0.16)
Loans held for sale	3,342	33	3.97	3,248	33	4.09	94	(0.12)	(3,205)	(0.45)
Interest-bearing deposits	27	-	0.17	26	-	0.28	1	(0.11)	2	(0.84)
Interest earning trading assets	3,227	24	3.03	2,616	20	3.07	611	(0.04)	(939)	0.45

Total earning assets	145,464	1,600	4.41	146,896	1,604	4.43	(1,432)	(0.02)	(7,713)	(0.11)
Allowance for loan and lease losses	(3,107)			(3,083)			(24)		(423)
Cash and due from banks	5,788			4,408			1,380		1,599
Other assets	18,450			18,690			(240)		1,583
Noninterest earning trading assets	2,709			2,634			75		(716)
Unrealized gains on securities available for sale, net	1,969			1,884			85		462

Total assets	$171,273			$171,429			($156)		($5,208)

LIABILITIES AND SHAREHOLDERS’ EQUITY
Interest-bearing deposits:
NOW accounts	$24,949	$16	0.25%	$25,593	$17	0.27%	($644)	(0.02)%	$2,181	(0.21)%
Money market accounts	37,703	57	0.61	36,250	61	0.67	1,453	(0.06)	6,452	(0.49)
Savings	4,093	2	0.22	3,856	2	0.24	237	(0.02)	431	(0.04)
Consumer time	14,779	72	1.96	14,417	70	1.97	362	(0.01)	(2,588)	(1.10)
Other time	9,445	50	2.11	10,448	56	2.18	(1,003)	(0.07)	(4,460)	(0.95)

Total interest-bearing consumer and commercial deposits	90,969	197	0.87	90,564	206	0.92	405	(0.05)	2,016	(0.72)
Brokered deposits	2,416	28	4.57	3,005	27	3.61	(589)	0.96	(3,900)	1.69
Foreign deposits	254	-	0.11	428	-	0.10	(174)	-	(39)	(0.01)

Total interest-bearing deposits	93,639	225	0.96	93,997	233	1.01	(358)	(0.05)	(1,923)	(0.71)
Funds purchased	1,224	1	0.18	1,416	1	0.17	(192)	0.01	(975)	(0.02)
Securities sold under agreements to repurchase	2,632	1	0.14	1,980	-	0.10	652	0.04	(67)	(0.06)
Interest-bearing trading liabilities	868	8	3.76	736	6	3.38	132	0.38	415	(0.59)
Other short-term borrowings	2,537	3	0.48	2,853	3	0.45	(316)	0.03	(39)	(0.08)
Long-term debt	16,529	154	3.75	17,581	159	3.66	(1,052)	0.09	(3,521)	(0.13)

Total interest-bearing liabilities	117,429	392	1.34	118,563	402	1.38	(1,134)	(0.04)	(6,110)	(0.62)
Noninterest-bearing deposits	25,491			24,520			971		917
Other liabilities	4,240			4,222			18		(252)
Noninterest-bearing trading liabilities	1,800			1,786			14		(150)
Shareholders’ equity	22,313			22,338			(25)		387

Total liabilities and shareholders’ equity	$171,273			$171,429			($156)		($5,208)

Interest Rate Spread			3.07%			3.05%		0.02%		0.51%

Net Interest Income - FTE [1]		$1,208			$1,202

Net Interest Margin [2]			3.33%			3.32%		0.01%		0.39%

1 The fully taxable-equivalent (“FTE”) basis adjusts for the tax-favored status of net interest income from certain loans and investments. The Company believes this measure to be the preferred industry measurement of net interest income and it enhances comparability of net interest income arising from taxable and tax-exempt sources.

2 The net interest margin is calculated by dividing annualized net interest income - FTE by average total earning assets.

SunTrust Banks, Inc. and Subsidiaries

CONSOLIDATED DAILY AVERAGE BALANCES,

AVERAGE YIELDS EARNED AND RATES PAID

(Dollars in millions; yields on taxable-equivalent basis) (Unaudited)

	Three Months Ended

	December 31, 2009			September 30, 2009			June 30, 2009

	Average Balances	Interest Income/ Expense	Yields/ Rates	Average Balances	Interest Income/ Expense	Yields/ Rates	Average Balances	Interest Income/ Expense	Yields/ Rates
ASSETS
Loans:
Real estate 1-4 family	$27,383	$410	5.99%	$28,398	$424	5.97%	$29,388	$437	5.95%
Real estate construction	4,753	41	3.38	5,420	45	3.29	6,448	53	3.27
Real estate home equity lines	15,420	129	3.32	15,611	131	3.32	15,809	131	3.32
Real estate commercial	15,357	157	4.04	15,820	162	4.05	15,775	163	4.15
Commercial - FTE [1]	32,707	454	5.51	35,410	453	5.07	38,599	459	4.77
Credit card	995	19	7.77	990	18	7.53	978	17	7.10
Consumer - direct	5,071	51	3.97	5,042	49	3.89	5,127	50	3.96
Consumer - indirect	6,636	104	6.22	6,617	105	6.33	6,499	103	6.37
Nonaccrual and restructured	6,714	12	0.68	6,488	10	0.59	5,500	11	0.78

Total loans	115,036	1,377	4.75	119,796	1,397	4.63	124,123	1,424	4.60
Securities available for sale:
Taxable	23,339	207	3.56	19,568	196	4.01	16,480	187	4.53
Tax-exempt - FTE [1]	952	13	5.41	979	14	5.44	1,010	14	5.47

Total securities available for sale - FTE [1]	24,291	220	3.63	20,547	210	4.08	17,490	201	4.59
Funds sold and securities purchased under agreements to resell	695	-	0.18	695	-	0.22	826	1	0.27
Loans held for sale	3,933	41	4.19	5,101	57	4.49	6,547	72	4.42
Interest-bearing deposits	24	-	0.36	26	-	0.51	25	-	1.01
Interest earning trading assets	2,608	22	3.25	3,414	24	2.74	4,166	27	2.58

Total earning assets	146,587	1,660	4.49	149,579	1,688	4.48	153,177	1,725	4.52
Allowance for loan and lease losses	(2,936)			(2,843)			(2,684)
Cash and due from banks	7,657			3,508			4,189
Other assets	17,648			17,485			16,867
Noninterest earning trading assets	3,099			3,127			3,425
Unrealized gains on securities available for sale, net	1,986			1,607			1,507

Total assets	$174,041			$172,463			$176,481

LIABILITIES AND SHAREHOLDERS’ EQUITY
Interest-bearing deposits:
NOW accounts	$26,374	$23	0.35%	$23,956	$24	0.39%	$22,768	$26	0.46%
Money market accounts	34,318	63	0.72	32,505	70	0.86	31,251	86	1.10
Savings	3,814	2	0.25	3,733	3	0.32	3,662	2	0.26
Consumer time	15,549	91	2.33	16,735	118	2.80	17,367	133	3.06
Other time	11,901	75	2.48	13,041	94	2.86	13,905	106	3.06

Total interest-bearing consumer and commercial deposits	91,956	254	1.10	89,970	309	1.36	88,953	353	1.59
Brokered deposits	4,604	28	2.39	4,706	26	2.12	6,316	46	2.88
Foreign deposits	541	-	0.10	487	-	0.11	293	-	0.12

Total interest-bearing deposits	97,101	282	1.15	95,163	335	1.40	95,562	399	1.67
Funds purchased	1,427	1	0.16	1,522	-	0.18	2,199	1	0.20
Securities sold under agreements to repurchase	1,965	1	0.12	2,043	1	0.15	2,699	1	0.20
Interest-bearing trading liabilities	429	4	4.14	414	5	4.46	453	5	4.35
Other short-term borrowings	1,712	3	0.69	1,607	3	0.73	2,576	4	0.56
Long-term debt	17,692	162	3.64	18,389	176	3.80	20,050	194	3.88

Total interest-bearing liabilities	120,326	453	1.49	119,138	520	1.73	123,539	604	1.96
Noninterest-bearing deposits	25,052			24,516			24,574
Other liabilities	4,319			4,384			4,492
Noninterest-bearing trading liabilities	1,963			1,957			1,950
Shareholders’ equity	22,381			22,468			21,926

Total liabilities and shareholders’ equity	$174,041			$172,463			$176,481

Interest Rate Spread			3.00%			2.75%			2.56%

Net Interest Income - FTE [1]		$1,207			$1,168			$1,121

Net Interest Margin [2]			3.27%			3.10%			2.94%

[1]

The fully taxable-equivalent (“FTE”) basis adjusts for the tax-favored status of net interest income from certain loans and investments. The Company believes this measure to be the preferred industry measurement of net interest income and it enhances comparability of net interest income arising from taxable and tax-exempt sources.

[2]	The net interest margin is calculated by dividing annualized net interest income - FTE by average total earning assets.

SunTrust Banks, Inc. and Subsidiaries

CONSOLIDATED DAILY AVERAGE BALANCES,

AVERAGE YIELDS EARNED AND RATES PAID

(Dollars in millions; yields on taxable-equivalent basis) (Unaudited)

	Six Months Ended						Increase/(Decrease) From
	June 30, 2010			June 30, 2009			Prior Year

	Average Balances	Interest Income/ Expense	Yields/ Rates	Average Balances	Interest Income/ Expense	Yields/ Rates	Average Balances	Yields/ Rates
ASSETS
Loans:
Real estate 1-4 family	$26,876	$790	5.88%	$29,665	$889	5.99%	($2,789)	(0.11)%
Real estate construction	3,674	64	3.54	6,910	113	3.28	(3,236)	0.26
Real estate home equity lines	15,064	250	3.35	15,858	263	3.35	(794)	-
Real estate commercial	15,098	305	4.07	15,558	321	4.16	(460)	(0.09)
Commercial - FTE [1]	32,797	896	5.51	38,897	912	4.73	(6,100)	0.78
Credit Card	1,065	46	8.57	975	36	7.28	90	1.29
Consumer - direct	5,400	113	4.22	5,146	107	4.19	254	0.03
Consumer - indirect	6,822	202	5.98	6,561	208	6.40	261	(0.42)
Nonaccrual and restructured	6,925	22	0.64	5,155	15	0.59	1,770	0.05

Total loans	113,721	2,688	4.77	124,725	2,864	4.63	(11,004)	0.14
Securities available for sale:
Taxable	24,376	381	3.13	16,426	386	4.70	7,950	(1.57)
Tax-exempt - FTE [1]	888	24	5.39	1,040	29	5.49	(152)	(0.10)

Total securities available for sale - FTE[1]	25,264	405	3.21	17,466	415	4.75	7,798	(1.54)
Funds sold and securities purchased under agreements to resell	946	1	0.11	894	1	0.33	52	(0.22)
Loans held for sale	3,296	66	4.03	5,951	134	4.51	(2,655)	(0.48)
Interest-bearing deposits	26	1	0.22	26	-	1.39	-	(1.17)
Interest earning trading assets	2,923	44	3.04	4,718	71	3.01	(1,795)	0.03

Total earning assets	146,176	3,205	4.42	153,780	3,485	4.57	(7,604)	(0.15)
Allowance for loan and lease losses	(3,095)			(2,518)			(577)
Cash and due from banks	5,102			4,093			1,009
Other assets	18,569			17,140			1,429
Noninterest earning trading assets	2,672			3,750			(1,078)
Unrealized gains on securities available for sale, net	1,927			1,424			503

Total assets	$171,351			$177,669			($6,318)

LIABILITIES AND SHAREHOLDERS’ EQUITY
Interest-bearing deposits:
NOW accounts	$25,270	$33	0.26%	$22,010	$52	0.48%	$3,260	(0.22)%
Money market accounts	36,980	117	0.64	30,289	182	1.21	6,691	(0.57)
Savings	3,975	5	0.23	3,553	5	0.26	422	(0.03)
Consumer time	14,599	142	1.96	17,304	270	3.14	(2,705)	(1.18)
Other time	9,944	106	2.15	13,676	213	3.15	(3,732)	(1.00)

Total interest-bearing consumer and commercial deposits	90,768	403	0.90	86,832	722	1.68	3,936	(0.78)
Brokered deposits	2,709	55	4.04	6,658	101	3.00	(3,949)	1.04
Foreign deposits	340	-	0.11	353	-	0.15	(13)	(0.04)

Total interest-bearing deposits	93,817	458	0.98	93,843	823	1.77	(26)	(0.79)
Funds purchased	1,319	1	0.18	1,868	2	0.21	(549)	(0.03)
Securities sold under agreements to repurchase	2,308	2	0.12	2,971	3	0.21	(663)	(0.09)
Interest-bearing trading liabilities	803	15	3.59	555	11	4.02	248	(0.43)
Other short-term borrowings	2,694	6	0.47	3,765	9	0.47	(1,071)	-
Long-term debt	17,052	313	3.70	22,232	423	3.84	(5,180)	(0.14)

Total interest-bearing liabilities	117,993	795	1.36	125,234	1,271	2.05	(7,241)	(0.69)
Noninterest-bearing deposits	25,008			23,705			1,303
Other liabilities	4,231			4,423			(192)
Noninterest-bearing trading liabilities	1,793			2,161			(368)
Shareholders’ equity	22,326			22,146			180

Total liabilities and shareholders’ equity	$171,351			$177,669			($6,318)

Interest Rate Spread			3.06%			2.52%		0.54%

Net Interest Income - FTE [1]		$2,410			$2,214

Net Interest Margin [2]			3.32%			2.90%		0.42%

[1]

The fully taxable-equivalent (“FTE”) basis adjusts for the tax-favored status of net interest income from certain loans and investments. The Company believes this measure to be the preferred industry measurement of net interest income and it enhances comparability of net interest income arising from taxable and tax-exempt sources.

[2]	The net interest margin is calculated by dividing annualized net interest income - FTE by average total earning assets.

SunTrust Banks, Inc. and Subsidiaries

OTHER FINANCIAL DATA

(Dollars in millions) (Unaudited)

	Three Months Ended							Six Months Ended
	June 30				Increase/(Decrease)			June 30		Increase/(Decrease)
	2010		2009		Amount		% [1]	2010	2009	Amount	% [1]
CREDIT DATA
Allowance for credit losses - beginning	$3,276		$2,765		$511		18%	$3,235	$2,378	$857	36%
Provision for loan losses	702		962		(260)		(27)	1,579	1,956	(377)	(19)
Provision for unfunded commitments [4]	(40)		(1)		(39)		NM	(55)	2	(57)	NM
Charge-offs
Commercial	(98)		(156)		(58)		(37)	(205)	(297)	(92)	(31)
Real estate:
Home equity lines	(150)		(197)		(47)		(24)	(320)	(358)	(38)	(11)
Construction	(155)		(86)		69		80	(250)	(169)	81	48
Residential mortgages[2]	(298)		(325)		(27)		(8)	(718)	(510)	208	41
Commercial real estate	(13)		(3)		10		NM	(13)	(5)	8	NM
Consumer:
Direct	(14)		(13)		1		8	(28)	(22)	6	27
Indirect	(18)		(33)		(15)		(45)	(45)	(82)	(37)	(45)
Credit cards	(22)		(23)		(1)		(4)	(51)	(40)	11	28

Total charge-offs	(768)		(836)		(68)		(8)	(1,630)	(1,483)	147	10

Recoveries
Commercial	11		6		5		83	22	15	7	47
Real estate:
Home equity lines	13		5		8		NM	23	9	14	NM
Construction	5		3		2		67	9	4	5	NM
Residential mortgages	5		5		-		-	11	8	3	38
Commercial real estate	-		-		-		-	(3)	-	(3)	NM
Consumer:
Direct	2		2		-		-	4	4	-	-
Indirect	9		13		(4)		(31)	19	30	(11)	(37)
Credit cards	1		1		-		-	2	2	-	-

Total recoveries	46		35		11		31	87	72	15	21

Net charge-offs	(722)		(801)		(79)		(10)	(1,543)	(1,411)	132	9

Allowance for credit losses - ending	$3,216		$2,925		$291		10%	$3,216	$2,925	$291	10

Components:
Allowance for loan and lease losses	$3,156		$2,896		$260		9%
Unfunded commitments reserve	60		29		31		NM

Allowance for credit losses	$3,216		$2,925

Net charge-offs to average loans (annualized)
Commercial	1.06%		1.53%		(0.47)%		(31)%	1.11%	1.44%	(0.33)%	(23)%
Real estate:
Home equity lines	3.55		4.79		(1.24)		(26)	3.84	4.37	(0.53)	(12)
Construction	13.05		4.20		8.85		NM	9.67	3.99	5.68	NM
Residential mortgages	3.81		4.06		(0.25)		(6)	4.60	3.18	1.42	45
Commercial real estate	0.33		0.07		0.26		NM	0.21	0.06	0.15	NM
Consumer:
Direct	0.87		0.91		(0.04)		(5)	0.90	0.73	0.17	23
Indirect	0.51		1.24		(0.73)		(59)	0.76	1.63	(0.87)	(53)
Credit cards	7.92		9.03		(1.11)		(12)	9.28	8.00	1.28	16
Total net charge-offs to total average loans	2.57		2.59		(0.02)		(1)	2.74	2.28	0.46	20

Period Ended
Nonaccrual/nonperforming loans
Commercial	$368		$716		($348)		(49)%
Real estate:
Home equity lines	290		311		(21)		(7)
Construction	1,360		1,613		(253)		(16)
Residential mortgages	2,128		2,529		(401)		(16)
Commercial real estate	515		285		230		81
Consumer loans	38		50		(12)		(24)

Total nonaccrual/nonperforming loans	4,699		5,504		(805)		(15)
Other real estate owned (“OREO”)	700		589		111		19
Other repossessed assets	64		72		(8)		(11)

Total nonperforming assets	$5,463		$6,165		($702)		(11)

Restructured loans (accruing)	$2,269		$925		$1,344		NM

Total accruing loans past due 90 days or more [3]	$1,376		$1,411		($35)		(2)%

Total nonperforming loans to total loans	4.16%		4.48%		(0.32)%		(7)%
Total nonperforming assets to total loans plus OREO, other repossessed assets, and nonperforming LHFS	4.81		4.99		(0.18)		(4)
Allowance to period-end loans	2.81		2.37		0.44		19
Allowance to nonperforming loans	67.64		53.81		13.83		26
Allowance to annualized net charge-offs	1.09	x	0.90	x	0.19	x	21

[1]	“NM” - Not meaningful. Those changes over 100 percent were not considered to be meaningful.
[2]

Credit-related operating losses charged-off against previously established reserves within other liabilities totaled $0 during the three and six months ended June 30, 2010, and $43 million and $195 million during the three and six months ended June 30, 2009, respectively.

[3]

Total accruing loans past due 90 days or more contain loans that are guaranteed by governmental entities. These loans were $1,185 million and $1,101 million at June 30, 2010 and June 30, 2009, respectively.

[4]

Beginning in the fourth quarter of 2009, SunTrust began recording the provision for unfunded commitments within the provision for credit losses in the Consolidated Statements of Income/(Loss). Including the current provision for unfunded commitments, the provision for credit losses was $662 million and $1,524 million for the three and six months ended June 30, 2010. Considering the immateriality of this provision, prior to the fourth quarter of 2009, the provision for unfunded commitments remains classified within other noninterest expense in the Consolidated Statements of Income/(Loss).

SunTrust Banks, Inc. and Subsidiaries

FIVE QUARTER OTHER FINANCIAL DATA

(Dollars in millions) (Unaudited)

	Three Months Ended
	June 30 2010		March 31 2010		Increase/(Decrease)			December 31 2009		September 30 2009		June 30 2009
					Amount		% [1]

CREDIT DATA
Allowance for credit losses - beginning	$3,276		$3,235		$41		1%	$3,082		$2,925		$2,765
Provision for loan losses	702		877		(175)		(20)	917		1,134		962
Provision for unfunded commitments[4]	(40)		(15)		(25)		NM	57		29		(1)
Charge-offs
Commercial	(98)		(107)		(9)		(8)	(111)		(205)		(156)
Real estate:
Home equity lines	(150)		(170)		(20)		(12)	(168)		(189)		(197)
Construction	(155)		(95)		60		63	(180)		(159)		(86)
Residential mortgages[2]	(298)		(420)		(122)		(29)	(336)		(390)		(325)
Commercial real estate	(13)		-		13		NM	(3)		(24)		(3)
Consumer:
Direct	(14)		(14)		-		-	(14)		(20)		(13)
Indirect	(18)		(27)		(9)		(33)	(35)		(35)		(33)
Credit cards	(22)		(29)		(7)		(24)	(22)		(24)		(23)

Total charge-offs	(768)		(862)		(94)		(11)	(869)		(1,046)		(836)

Recoveries
Commercial	11		11		-		-	15		9		6
Real estate:
Home equity lines	13		10		3		30	13		9		5
Construction	5		4		1		25	1		2		3
Residential mortgages	5		6		(1)		(17)	6		4		5
Commercial real estate	-		(3)		3		100	-		3		-
Consumer:
Direct	2		2		-		-	2		2		2
Indirect	9		10		(1)		(10)	10		10		13
Credit cards	1		1		-		-	1		1		1

Total recoveries	46		41		5		12	48		40		35

Net charge-offs	(722)		(821)		(99)		(12)	(821)		(1,006)		(801)

Allowance for credit losses - ending	$3,216		$3,276		($60)		(2)%	$3,235		$3,082		$2,925

Components:
Allowance for loan and lease losses	$3,156		$3,176		($20)		(1)%	$3,120		$3,024		$2,896
Unfunded commitments reserve	60		100		(40)		(40)	115		58		29

Allowance for credit losses	$3,216		$3,276					$3,235		$3,082		$2,925

Net charge-offs to average loans (annualized)
Commercial	1.06%		1.13%		(0.07)%		(6)%	1.14%		2.15%		1.53%
Real estate:
Home equity lines	3.55		4.11		(0.56)		(14)	3.91		4.51		4.79
Construction	13.05		6.30		6.75		NM	11.38		8.83		4.20
Residential mortgages	3.81		5.57		(1.76)		(32)	4.35		4.92		4.06
Commercial real estate	0.33		0.08		0.25		NM	0.06		0.51		0.07
Consumer:
Direct	0.87		0.92		(0.05)		(6)	0.96		1.41		0.91
Indirect	0.51		0.98		(0.47)		(48)	1.50		1.50		1.24
Credit cards	7.92		10.48		(2.56)		(25)	8.51		9.39		9.03
Total net charge-offs to total average loans	2.57		2.91		(0.34)		(12)	2.83		3.33		2.59

Period Ended
Nonaccrual/nonperforming loans
Commercial	$368		$379		($11)		(3)%	$484		$595		$716
Real estate:
Home equity lines	290		286		4		1	289		280		311
Construction	1,360		1,585		(225)		(14)	1,484		1,582		1,613
Residential mortgages	2,128		2,436		(308)		(13)	2,716		2,645		2,529
Commercial real estate	515		464		51		11	392		303		285
Consumer loans	38		35		3		9	37		39		50

Total nonaccrual/nonperforming loans	4,699		5,185		(486)		(9)	5,402		5,444		5,504
OREO	700		628		72		11	620		572		589
Other repossessed assets	64		70		(6)		(8)	79		79		72
Nonperforming LHFS	-		160		(160)		(100)	-		-		-

Total nonperforming assets	$5,463		$6,043		($580)		(10)	$6,101		$6,095		$6,165

Restructured loans (accruing)	$2,269		$1,908		$361		19%	$1,641		$1,344		$925

Total accruing loans past due 90 days or more [3]	$1,376		$1,475		($99)		(7)%	$1,500		$1,509		$1,411

Total nonperforming loans to total loans	4.16%		4.55%		(0.39)%		(9)%	4.75%		4.67%		4.48%
Total nonperforming assets to total loans plus OREO, other repossessed assets, and nonperforming LHFS	4.81		5.26		(0.45)		(9)	5.33		5.20		4.99
Allowance to period-end loans	2.81		2.80		0.01		-	2.76		2.61		2.37
Allowance to nonperforming loans	67.64		61.74		5.90		10	58.86		56.67		53.81
Allowance to annualized net charge-offs	1.09	x	0.95	x	0.14	x	15	0.96	x	0.76	x	0.90	x

[1]	“NM” - Not meaningful. Those changes over 100 percent were not considered to be meaningful.
[2]

Credit-related operating losses charged-off against previously established reserves within other liabilities totaled $43 million during the three months ended June 30, 2009, and $0 in all other periods presented.

[3]

Total accruing loans past due 90 days or more contain loans that are guaranteed by governmental entities. These loans were $1,185 million, $1,313 million, $1,311 million, $1,209 million, and $1,101 million at June 30, 2010, March 31, 2010, December 31, 2009, September 30, 2009, and June 30, 2009, respectively.

[4]

Beginning in the fourth quarter of 2009, SunTrust began recording the provision for unfunded commitments within the provision for credit losses in the Consolidated Statements of Income/(Loss). Including the current provision for unfunded commitments, the provision for credit losses was $662 million, $862 million, and $974 million for the three months ended June 30, 2010, March 31, 2010, and December 31, 2009, respectively. Considering the immateriality of this provision, prior to the fourth quarter of 2009, the provision for unfunded commitments remains classified within other noninterest expense in the Consolidated Statements of Income/(Loss).

SunTrust Banks, Inc. and Subsidiaries

OTHER FINANCIAL DATA (continued)

(Dollars in millions, except per share data) (Unaudited)

	Three Months Ended June 30					Six Months Ended June 30
	Core Deposit Intangible	Mortgage Servicing Rights- Amortized Cost	Mortgage Servicing Rights- Fair Value	Other	Total	Core Deposit Intangible	Mortgage Servicing Rights- Amortized Cost	Mortgage Servicing Rights- Fair Value	Other	Total
OTHER INTANGIBLE ASSET ROLLFORWARD
Balance, beginning of period	$133	$587	$308	$75	$1,103	$145	$810	$-	$80	$1,035
Designated at fair value (transfers from amortized cost)	-	-	-	-	-	-	(188)	188	-	-
Amortization	(10)	(64)	-	(4)	(78)	(22)	(130)	-	(8)	(160)
Mortgage servicing rights (“MSRs”) originated	-	-	234	-	234	-	-	380	-	380
MSRs impairment recovery	-	157	-	-	157	-	188	-	-	188
Fair value changes due to inputs and assumptions	-	-	124	-	124	-	-	115	-	115
Other changes in fair value	-	-	(24)	-	(24)	-	-	(41)		(41)
Other	-	-	-	1	1	-	-	-	-	-

Balance, June 30, 2009	$123	$680	$642	$72	$1,517	$123	$680	$642	$72	$1,517

Balance, beginning of period	$95	$-	$1,641	$64	$1,800	$104	$604	$936	$67	$1,711
Designated at fair value (transfers from amortized cost)	-	-	-	-	-	-	(604)	604	-	-
Fair value change due to fair value election	-	-	-	-	-	-	-	145	-	145
Amortization	(10)	-	-	(4)	(14)	(19)	-	-	(7)	(26)
MSRs originated	-	-	68	-	68	-	-	134	-	134
Fair value changes due to inputs and assumptions	-	-	(357)	-	(357)	-	-	(402)	-	(402)
Other changes in fair value	-	-	(54)	-	(54)	-	-	(119)	-	(119)

Balance, June 30, 2010	$85	$-	$1,298	$60	$1,443	$85	$-	$1,298	$60	$1,443

	Three Months Ended
	June 30 2010	March 31 2010	December 31 2009	September 30 2009	June 30 2009
COMMON SHARE ROLLFORWARD (000’s)
Beginning balance	499,858	499,157	499,147	498,786	356,693
Common shares issued/exchanged for employee benefit plans, stock option, and restricted stock activity	71	701	10	361	226
Issuance of common stock - Capital Plan	-	-	-	-	141,867

Ending balance	499,929	499,858	499,157	499,147	498,786

COMMON STOCK REPURCHASE ACTIVITY (000’s)
Number of common shares repurchased [1]	-	-	-	-	-
Average price per share of repurchased common shares	$-	$-	$-	$-	$-
Maximum number of common shares that may yet be purchased under repurchase plans or programs	30,000	30,000	30,000	30,000	30,000

[1]

This figure includes shares repurchased pursuant to SunTrust’s employee stock option plans, pursuant to which participants may pay the exercise price upon exercise of SunTrust stock options by surrendering shares of SunTrust common stock which the participant already owns.

SunTrust Banks, Inc. and Subsidiaries

RECONCILEMENT OF NON-GAAP MEASURES

APPENDIX A TO THE EARNINGS RELEASE

(Dollars in millions, except per share data) (Unaudited)

	Three Months Ended					Six Months Ended
	June 30 2010	March 31 2010	December 31 2009	September 30 2009	June 30 2009	June 30 2010	June 30 2009
NON-GAAP MEASURES PRESENTED IN THE EARNINGS RELEASE [8]
Net income/(loss)	$12	($161)	($248)	($317)	($183)	($148)	($999)
Securities (gains)/losses, net of tax	(35)	(1)	(45)	(29)	15	(36)	13

Net loss excluding net securities (gains)/losses, net of tax	(23)	(162)	(293)	(346)	(168)	(184)	(986)
The Coca-Cola Company stock dividend, net of tax	(12)	(12)	(11)	(11)	(11)	(23)	(22)

Net loss excluding net securities (gains)/losses and The Coca-Cola Company stock dividend, net of tax	(35)	(174)	(304)	(357)	(179)	(207)	(1,008)
Preferred dividends, Series A	(2)	(2)	(2)	(2)	(6)	(4)	(10)
U.S. Treasury preferred dividends and accretion of discount	(66)	(66)	(66)	(66)	(66)	(133)	(133)
Dividends and undistributed earnings allocated to unvested shares	-	-	-	3	2	-	13
Gain on purchase of Series A preferred stock	-	-	-	5	89	-	89

Net loss available to common shareholders excluding net securities (gains)/losses and The Coca-Cola Company stock dividend	($103)	($242)	($372)	($417)	($160)	($344)	($1,049)

Total average assets	$171,273	$171,429	$174,041	$172,463	$176,480	$171,351	$177,669
Average net unrealized securities gains	(1,969)	(1,884)	(1,986)	(1,607)	(1,506)	(1,927)	(1,424)

Average assets less net unrealized securities gains	$169,304	$169,545	$172,055	$170,856	$174,974	$169,424	$176,245

Total average common shareholders’ equity	$17,387	$17,419	$17,467	$17,556	$16,700	$17,403	$16,921
Average accumulated other comprehensive income	(998)	(889)	(698)	(504)	(745)	(944)	(785)

Total average realized common shareholders’ equity	$16,389	$16,530	$16,769	$17,052	$15,955	$16,459	$16,136

Return on average total assets	0.03%	(0.38)%	(0.57)%	(0.73)%	(0.42)%	(0.17)%	(1.13)%
Impact of excluding net realized and unrealized securities (gains)/losses and The Coca-Cola Company stock dividend	(0.11)	(0.04)	(0.13)	(0.10)	0.01	(0.08)	(0.02)

Return on average total assets less net unrealized securities gains [1]	(0.08)%	(0.42)%	(0.70)%	(0.83)%	(0.41)%	(0.25)%	(1.15)%

Return on average common shareholders’ equity	(1.29)%	(5.34)%	(7.19)%	(8.52)%	(3.95)%	(3.31)%	(12.39)%
Impact of excluding net realized and unrealized securities (gains)/losses and The Coca-Cola Company stock dividend	(1.24)	(0.59)	(1.62)	(1.18)	(0.07)	(0.92)	(0.71)

Return on average realized common shareholders’ equity [2]	(2.53)%	(5.93)%	(8.81)%	(9.70)%	(4.02)%	(4.23)%	(13.10)%

Efficiency ratio [3]	69.57%	71.60%	74.58%	73.53%	69.68%	70.52%	83.60%
Impact of excluding amortization/impairment of goodwill/intangible assets other than MSRs	(0.61)	(0.69)	(0.62)	(0.71)	(0.63)	(0.65)	(17.62)

Tangible efficiency ratio [4]	68.96%	70.91%	73.96%	72.82%	69.05%	69.87%	65.98%

Total shareholders’ equity	$23,024	$22,620	$22,531	$22,908	$22,953
Goodwill, net of deferred taxes	(6,197)	(6,202)	(6,204)	(6,205)	(6,213)
Other intangible assets including MSRs, net of deferred taxes	(1,409)	(1,761)	(1,671)	(1,560)	(1,468)
MSRs	1,298	1,641	1,539	1,423	1,322

Tangible equity	16,716	16,298	16,195	16,566	16,594
Preferred stock	(4,929)	(4,923)	(4,917)	(4,911)	(4,919)

Tangible common equity	$11,787	$11,375	$11,278	$11,655	$11,675

Total assets	$170,668	$171,796	$174,165	$172,718	$176,735
Goodwill	(6,323)	(6,323)	(6,319)	(6,314)	(6,314)
Other intangible assets including MSRs	(1,443)	(1,800)	(1,711)	(1,604)	(1,517)
MSRs	1,298	1,641	1,539	1,423	1,322

Tangible assets	$164,200	$165,314	$167,674	$166,223	$170,226

Tangible equity to tangible assets [5]	10.18%	9.86%	9.66%	9.96%	9.75%
Tangible book value per common share [7]	$23.58	$22.76	$22.59	$23.35	$23.41
Net interest income	$1,178	$1,171	$1,176	$1,137	$1,090	$2,349	$2,152
Taxable-equivalent adjustment	30	31	31	31	31	61	62

Net interest income - FTE	1,208	1,202	1,207	1,168	1,121	2,410	2,214
Noninterest income	952	698	742	775	1,072	1,650	2,193

Total revenue - FTE	2,160	1,900	1,949	1,943	2,193	4,060	4,407
Securities (gains)/losses, net	(57)	(2)	(73)	(47)	25	(59)	22

Total revenue - FTE excluding net securities (gains)/losses [6]	$2,103	$1,898	$1,876	$1,896	$2,218	$4,001	$4,429

1SunTrust presents a return on average assets less net unrealized gains on securities. The foregoing numbers primarily reflect adjustments to remove the effects of the securities portfolio which includes the ownership by the Company of common shares of The Coca-Cola Company. The Company uses this information internally to gauge its actual performance in the industry. The Company believes that the return on average assets less the net unrealized securities gains is more indicative of the Company’s return on assets because it more accurately reflects the return on the assets that are related to the Company’s core businesses which are primarily client relationship and client transaction driven. The return on average assets less net unrealized gains on securities is computed by dividing annualized net loss, excluding securities (gains)/losses and The Coca-Cola Company dividend, net of tax, by average assets less net unrealized securities gains.

2SunTrust believes that the return on average realized common shareholders’ equity is more indicative of the Company’s return on equity because the excluded equity relates primarily to the holding of a specific security. The return on average realized common shareholders’ equity is computed by dividing annualized net loss available to common shareholders, excluding securities (gains)/losses and The Coca-Cola Company dividend, net of tax, by average realized common shareholders’ equity.

3Computed by dividing noninterest expense by total revenue - FTE. The efficiency ratios are presented on an FTE basis. The FTE basis adjusts for the tax-favored status of net interest income from certain loans and investments. The Company believes this measure to be the preferred industry measurement of net interest income and it enhances comparability of net interest income arising from taxable and tax-exempt sources.

4SunTrust presents a tangible efficiency ratio which excludes the amortization/impairment of goodwill/intangible assets other than MSRs. The Company believes this measure is useful to investors because, by removing the effect of these intangible asset costs (the level of which may vary from company to company), it allows investors to more easily compare the Company’s efficiency to other companies in the industry. This measure is utilized by management to assess the efficiency of the Company and its lines of business.

5SunTrust presents a tangible equity to tangible assets ratio that excludes the after-tax impact of purchase accounting intangible assets. The Company believes this measure is useful to investors because, by removing the effect of intangible assets that result from merger and acquisition activity (the level of which may vary from company to company), it allows investors to more easily compare the Company’s capital adequacy to other companies in the industry. This measure is used by management to analyze capital adequacy.

6 SunTrust presents total revenue- FTE excluding net realized securities (gains)/losses. The Company believes noninterest income without net securities (gains)/losses is more indicative of the Company’s performance because it isolates income that is primarily client relationship and client transaction driven and is more indicative of normalized operations.

7SunTrust presents a tangible book value per common share that excludes the after-tax impact of purchase accounting intangible assets and also excludes preferred stock from tangible equity. The Company believes this measure is useful to investors because, by removing the effect of intangible assets that result from merger and acquisition it activity it as well as preferred stock (the level of which may vary from company to company), it allows investors to more easily compare the Company’s book value on common stock to other companies in the industry.

8 Certain amounts in this schedule are presented net of applicable income taxes, which are calculated based on each subsidiary’s federal and state tax rates and laws. In general, the federal marginal tax rate is 35%, but the state marginal tax rates range from 1% to 8% in accordance with the subsidiary’s income tax filing requirements with various tax authorities. In addition, the effective tax rate may differ from the federal and state marginal tax rates in certain cases where a permanent difference exists.

SunTrust Banks, Inc. and Subsidiaries

RECONCILEMENT OF NON-GAAP MEASURES

APPENDIX A TO THE EARNINGS RELEASE, continued

(Dollars in millions, except per share data) (Unaudited)

	Three Months Ended					Six Months Ended
	June 30 2010	March 31 2010	December 31 2009	September 30 2009	June 30 2009	June 30 2010	June 30 2009
NON-GAAP MEASURES PRESENTED IN THE EARNINGS RELEASE [2]

Total noninterest expense	$1,503	$1,361	$1,454	$1,429	$1,528	$2,863	$3,680
Goodwill/intangible impairment charges other than MSRs	-	-	-	-	-	-	751

Total noninterest expense excluding goodwill/intangible impairment charges other than MSRs[1]	$1,503	$1,361	$1,454	$1,429	$1,528	$2,863	$2,929

Net income/(loss)	$12	($161)	($248)	($317)	($183)	($148)	($999)
Goodwill/intangible impairment charges other than MSRs, after tax	-	-	-	-	-	-	724

Net income/(loss) excluding goodwill/intangible impairment charges other than MSRs, after tax[1]	$12	($161)	($248)	($317)	($183)	($148)	($275)

Net loss available to common shareholders	($56)	($229)	($316)	($377)	($164)	($285)	($1,040)
Goodwill/intangible impairment charges other than MSRs attributable to common shareholders, after tax	-	-	-	-	-	-	715

Net loss available to common shareholders excluding goodwill/intangible impairment charges other than MSRs, after tax[1]	($56)	($229)	($316)	($377)	($164)	($285)	($325)

Net loss per average common share, diluted	($0.11)	($0.46)	($0.64)	($0.76)	($0.41)	($0.58)	($2.77)
Impact of excluding goodwill/intangible impairment charges other than MSRs attributable to common shareholders, after tax	-	-	-	-	-	-	1.91

Net loss per average diluted common share, excluding goodwill/intangible impairment charges other than MSRs, after tax[1]	($0.11)	($0.46)	($0.64)	($0.76)	($0.41)	($0.58)	($0.86)

SUPPLEMENTAL INCOME STATEMENT RECONCILIATION

Net income/(loss)	$12	($161)	($248)	($317)	($183)	($148)	($999)
Preferred dividends, Series A	(2)	(2)	(2)	(2)	(6)	(4)	(10)
U.S. Treasury preferred dividends and accretion of discount	(66)	(66)	(66)	(66)	(66)	(133)	(133)
Dividends and undistributed earnings allocated to unvested shares	-	-	-	3	2	-	13
Gain on purchase of Series A preferred stock	-	-	-	5	89	-	89

Net loss available to common shareholders	($56)	($229)	($316)	($377)	($164)	($285)	($1,040)

1SunTrust presents noninterest expense, net income/(loss), net loss available to common shareholders, and net loss per average common diluted share that excludes the portion of the impairment charges on goodwill and intangible assets other than MSRs allocated to the common shareholders. The Company believes this measure is useful to investors, because removing the non-cash impairment charges provides a more representative view of normalized operations and the measure also allows better comparability with peers in the industry who also provide a similar presentation when applicable. In addition, management uses this measure internally to analyze performance.

2 Certain amounts in this schedule are presented net of applicable income taxes, which are calculated based on each subsidiary’s federal and state tax rates and laws. In general, the federal marginal tax rate is 35%, but the state marginal tax rates range from 1% to 8% in accordance with the subsidiary’s income tax filing requirements with various tax authorities. In addition, the effective tax rate may differ from the federal and state marginal tax rates in certain cases where a permanent difference exists.

SunTrust Banks, Inc. and Subsidiaries

RETAIL BANKING LINE OF BUSINESS

(Dollars in thousands)    (Unaudited)

	Three Months Ended			Six Months Ended
	June 30 2010	June 30 2009	% Change[3]	June 30 2010	June 30 2009	% Change[3]
Statements of Income

Net interest income[1]	$638,728	$576,390	11%	$1,260,833	$1,135,965	11%
FTE adjustment	13	22	(41)	29	45	(36)

Net interest income - FTE	638,741	576,412	11	1,260,862	1,136,010	11
Provision for credit losses[2]	251,048	327,991	(23)	531,387	613,451	(13)

Net interest income after provision for credit losses - FTE	387,693	248,421	56	729,475	522,559	40

Noninterest income before securities gains/(losses)	301,701	289,606	4	577,862	561,459	3
Securities gains/(losses), net	26	53	(51)	44	(19)	NM

Total noninterest income	301,727	289,659	4	577,906	561,440	3

Noninterest expense before amortization/impairment of goodwill/intangible assets	609,961	581,655	5	1,193,870	1,158,698	3
Amortization/impairment of goodwill/intangible assets	10,104	10,626	(5)	20,220	195,764	(90)

Total noninterest expense	620,065	592,281	5	1,214,090	1,354,462	(10)

Income/(loss) before provision/(benefit) for income taxes	69,355	(54,201)	NM	93,291	(270,463)	NM
Provision/(benefit) for income taxes	25,357	(20,506)	NM	33,787	(42,247)	NM
FTE adjustment	13	22	(41)	29	45	(36)

Net income/(loss) including income attributable to noncontrolling interest	43,985	(33,717)	NM	59,475	(228,261)	NM
Less: net income attributable to noncontrolling interest	-	-	-	-	-	-

Net income/(loss)	$43,985	($33,717)	NM	$59,475	($228,261)	NM

Total revenue - FTE	$940,468	$866,071	9	$1,838,768	$1,697,450	8

Selected Average Balances

Total loans	$32,647,260	$33,375,886	(2)%	$32,597,241	$33,661,041	(3)%
Goodwill	4,854,582	4,854,595	-	4,854,582	4,940,454	(2)
Other intangible assets excluding MSRs	97,554	137,522	(29)	102,613	142,869	(28)
Total assets	38,471,183	39,430,919	(2)	38,535,611	39,927,010	(3)
Consumer and commercial deposits	75,353,138	73,711,853	2	74,520,012	72,192,415	3

Performance Ratios

Efficiency ratio	65.93%	68.39%		66.03%	79.79%
Impact of excluding amortization/impairment of goodwill/intangible assets	(4.80)	(5.52)		(4.92)	(16.03)

Tangible efficiency ratio	61.13%	62.87%		61.11%	63.76%

1 Net interest income does not include the funding benefit that would result from holding shareholders’ equity at the line of business level due to the fact that shareholder’s equity is not allocated to the lines of business at this time.

2 Provision for credit losses represents net charge-offs for the lines of business.

3 “NM” - Not meaningful. Those changes over 100 percent were not considered to be meaningful.

SunTrust Banks, Inc. and Subsidiaries

DIVERSIFIED COMMERCIAL BANKING LINE OF BUSINESS

(Dollars in thousands)    (Unaudited)

	Three Months Ended			Six Months Ended
	June 30 2010	June 30 2009	% Change[3]	June 30 2010	June 30 2009	% Change[3]
Statements of Income

Net interest income[1]	$132,326	$117,560	13%	$259,972	$216,183	20%
FTE adjustment	26,694	26,912	(1)	53,621	53,393	-

Net interest income - FTE	159,020	144,472	10	313,593	269,576	16
Provision for credit losses[2]	40,675	47,290	(14)	64,227	64,449	-

Net interest income after provision for credit losses - FTE	118,345	97,182	22	249,366	205,127	22

Noninterest income before securities gains/(losses)	55,865	49,069	14	106,915	117,943	(9)
Securities gains/(losses), net	-	-	-	-	-	-

Total noninterest income	55,865	49,069	14	106,915	117,943	(9)

Noninterest expense before amortization of intangible assets	111,946	123,790	(10)	226,822	240,794	(6)
Amortization of intangible assets	-	-	-	-	-	-

Total noninterest expense	111,946	123,790	(10)	226,822	240,794	(6)

Income before benefit for income taxes	62,264	22,461	NM	129,459	82,276	57
Provision/(benefit) for income taxes	(3,526)	(21,038)	(83)	(5,262)	(24,647)	(79)
FTE adjustment	26,694	26,912	(1)	53,621	53,393	-

Net income including income attributable to noncontrolling interest	39,096	16,587	NM	81,100	53,530	52
Less: net income attributable to noncontrolling interest	-	-	-	-	-	-

Net income	$39,096	$16,587	NM	$81,100	$53,530	52

Total revenue - FTE	$214,885	$193,541	11	$420,508	$387,519	9

Selected Average Balances

Total loans	$22,577,238	$25,689,323	(12)%	$22,730,880	$25,212,205	(10)%
Goodwill	927,127	926,329	-	926,731	926,329	-
Total assets	24,872,643	27,952,701	(11)	25,079,145	27,526,933	(9)
Consumer and commercial deposits	18,164,105	16,633,807	9	18,729,468	15,866,041	18

Performance Ratios

Efficiency ratio	52.10%	63.96%		53.94%	62.14%
Impact of excluding amortization of intangible assets	(2.48)	(3.43)		(2.62)	(3.32)

Tangible efficiency ratio	49.62%	60.53%		51.32%	58.82%

[1]

Net interest income does not include the funding benefit that would result from holding shareholders’ equity at the line of business level due to the fact that shareholder’s equity is not allocated to the lines of business at this time.

  2 Provision for credit losses represents net charge-offs for the lines of business.

   3“NM” - Not meaningful. Those changes over 100 percent were not considered to be meaningful.

SunTrust Banks, Inc. and Subsidiaries

COMMERCIAL REAL ESTATE LINE OF BUSINESS

(Dollars in thousands)    (Unaudited)

	Three Months Ended			Six Months Ended
	June 30 2010	June 30 2009	% Change[3]	June 30 2010	June 30 2009	% Change[3]
Statements of Income

Net interest income[1]	$41,916	$45,256	(7)%	$84,003	$86,322	(3)%
FTE adjustment	10	10	-	19	20	(5)

Net interest income - FTE	41,926	45,266	(7)	84,022	86,342	(3)
Provision for credit losses[2]	118,119	64,018	85	187,774	116,271	61

Net interest income after provision for credit losses - FTE	(76,193)	(18,752)	NM	(103,752)	(29,929)	NM

Noninterest income before securities gains/(losses)	18,638	26,700	(30)	39,842	51,963	(23)
Securities gains/(losses), net	-	-	-	-	-	-

Total noninterest income	18,638	26,700	(30)	39,842	51,963	(23)

Noninterest expense before amortization/impairment of goodwill/intangible assets	116,446	75,315	55	206,212	146,060	41
Amortization/impairment of goodwill/intangible assets	-	-	-	-	299,241	(100)

Total noninterest expense	116,446	75,315	55	206,212	445,301	(54)

Loss before benefit for income taxes	(174,001)	(67,367)	NM	(270,122)	(423,267)	(36)
Provision/(benefit) for income taxes	(86,123)	(44,134)	95	(142,335)	(91,221)	56
FTE adjustment	10	10	-	19	20	(5)

Net loss including income attributable to noncontrolling interest	(87,888)	(23,243)	NM	(127,806)	(332,066)	(62)
Less: net income attributable to noncontrolling interest	-	-	-	-	-	-

Net loss	($87,888)	($23,243)	NM	($127,806)	($332,066)	(62)

Total revenue - FTE	$60,564	$71,966	(16)	$123,864	$138,305	(10)

Selected Average Balances

Total loans	$10,074,320	$12,775,325	(21)%	$10,388,814	$13,024,169	(20)%
Goodwill	-	-	-	-	148,794	(100)
Total assets	11,144,192	13,831,760	(19)	11,469,876	14,180,576	(19)
Consumer and commercial deposits	1,587,623	1,722,143	(8)	1,664,618	1,673,148	(1)

Performance Ratios

Efficiency ratio	192.27%	104.65%		166.48%	321.97%
Impact of excluding amortization/impairment of goodwill/intangible assets	-	-		-	(218.97)

Tangible efficiency ratio	192.27%	104.65%		166.48%	103.00%

[1]

Net interest income does not include the funding benefit that would result from holding shareholders’ equity at the line of business level due to the fact that shareholder’s equity is not allocated to the lines of business at this time.

  2 Provision for credit losses represents net charge-offs for the lines of business.

  3 “NM” - Not meaningful. Those changes over 100 percent were not considered to be meaningful.

SunTrust Banks, Inc. and Subsidiaries

CORPORATE AND INVESTMENT BANKING LINE OF BUSINESS

(Dollars in thousands)    (Unaudited)

	Three Months Ended			Six Months Ended
	June 30 2010	June 30 2009	% Change[3]	June 30 2010	June 30 2009	% Change[3]

Statements of Income

Net interest income[1]	$91,629	$76,723	19%	$174,271	$152,847	14%
FTE adjustment	356	924	(61)	782	1,479	(47)

Net interest income - FTE	91,985	77,647	18	175,053	154,326	13
Provision for credit losses[2]	7,262	49,371	(85)	36,164	120,429	(70)

Net interest income after provision for credit losses - FTE	84,723	28,276	NM	138,889	33,897	NM

Noninterest income before securities gains/(losses)	140,363	192,675	(27)	251,379	324,178	(22)
Securities gains/(losses), net	-	-	-	-	-	-

Total noninterest income	140,363	192,675	(27)	251,379	324,178	(22)

Noninterest expense before amortization of intangible assets	121,118	104,642	16	229,769	236,358	(3)
Amortization of intangible assets	-	122	(100)	-	244	(100)

Total noninterest expense	121,118	104,764	16	229,769	236,602	(3)

Income before provision for income taxes	103,968	116,187	(11)	160,499	121,473	32
Provision/(benefit) for income taxes	38,631	43,533	(11)	60,131	45,012	34
FTE adjustment	356	924	(61)	782	1,479	(47)

Net income including income attributable to noncontrolling interest	64,981	71,730	(9)	99,586	74,982	33
Less: net income attributable to noncontrolling interest	3	-	-	8	-	-

Net income	$64,978	$71,730	(9)	$99,578	$74,982	33

Total revenue - FTE	$232,348	$270,322	(14)	$426,432	$478,504	(11)

Selected Average Balances

Total loans	$10,819,611	$14,006,036	(23)%	$10,920,559	$14,388,620	(24)%
Goodwill	180,401	181,199	-	180,798	181,199	-
Other intangible assets excluding MSRs	-	188	(100)	-	246	(100)
Total assets	19,616,417	22,694,305	(14)	19,263,983	23,822,478	(19)
Consumer and commercial deposits	6,530,951	6,048,290	8	6,205,987	6,203,178	-

Performance Ratios

Efficiency ratio	52.13%	38.76%		53.88%	49.45%
Impact of excluding amortization of intangible assets	(0.47)	(0.36)		(0.52)	(0.49)

Tangible efficiency ratio	51.66%	38.40%		53.36%	48.96%

1 Net interest income does not include the funding benefit that would result from holding shareholders’ equity at the line of business level due to the fact that shareholder’s equity is not allocated to the lines of business at this time.

2 Provision for credit losses represents net charge-offs for the lines of business.

3 “NM” - Not meaningful. Those changes over 100 percent were not considered to be meaningful.

SunTrust Banks, Inc. and Subsidiaries

MORTGAGE LINE OF BUSINESS

(Dollars in thousands)    (Unaudited)

	Three Months Ended			Six Months Ended
	June 30 2010	June 30 2009	% Change[3]	June 30 2010	June 30 2009	% Change[3]

Statements of Income

Net interest income[1]	$102,473	$140,008	(27)%	$202,821	$270,104	(25)%
FTE adjustment	-	-	-	-	-	-

Net interest income - FTE	102,473	140,008	(27)	202,821	270,104	(25)
Provision for credit losses[2]	289,309	299,311	(3)	694,660	473,497	47

Net interest income after provision for credit losses - FTE	(186,836)	(159,303)	17	(491,839)	(203,393)	NM

Noninterest income before securities gains/(losses)	78,433	316,188	(75)	126,860	641,999	(80)
Securities gains/(losses), net	(889)	(25,329)	(96)	(1,955)	(26,052)	(92)

Total noninterest income	77,544	290,859	(73)	124,905	615,947	(80)

Noninterest expense before amortization/impairment of goodwill/intangible assets	258,706	311,607	(17)	511,396	609,169	(16)
Amortization/impairment of goodwill/intangible assets	-	30	(100)	-	279,058	(100)

Total noninterest expense	258,706	311,637	(17)	511,396	888,227	(42)

Loss before benefit for income taxes	(367,998)	(180,081)	NM	(878,330)	(475,673)	85
Provision/(benefit) for income taxes	(140,156)	(68,077)	NM	(335,475)	(87,221)	NM
FTE adjustment	-	-	-	-	-	-

Net loss including income attributable to noncontrolling interest	(227,842)	(112,004)	NM	(542,855)	(388,452)	40
Less: net income attributable to noncontrolling interest	222	1,306	(83)	441	2,176	(80)

Net loss	($228,064)	($113,310)	NM	($543,296)	($390,628)	39

Total revenue - FTE	$180,017	$430,867	(58)	$327,726	$886,051	(63)

Selected Average Balances

Total loans	$28,662,364	$29,915,339	(4)%	$28,773,545	$29,982,357	(4)%
Goodwill	-	-	-	-	138,728	(100)
Other intangible assets excluding MSRs	-	46	(100)	-	61	(100)
Total assets	34,623,794	38,466,999	(10)	34,662,253	38,358,628	(10)
Consumer and commercial deposits	2,747,813	3,636,045	(24)	2,596,345	3,282,834	(21)

Performance Ratios

Efficiency ratio	143.71%	72.33%		156.04%	100.25%
Impact of excluding amortization/impairment of goodwill/intangible assets	-	(0.01)		-	(31.75)

Tangible efficiency ratio	143.71%	72.32%		156.04%	68.50%

Other Information

Production Data
Channel mix
Retail	$3,766,908	$8,138,669	(54)%	$7,018,625	$14,519,291	(52)%
Wholesale	1,599,658	4,253,723	(62)	2,937,558	7,859,098	(63)
Correspondent	1,628,394	4,328,275	(62)	2,684,407	7,784,531	(66)

Total production	$6,994,960	$16,720,667	(58)	$12,640,590	$30,162,920	(58)

Channel mix - percent
Retail	54%	49%		56%	48%
Wholesale	23	25		23	26
Correspondent	23	26		21	26

Total production	100%	100%		100%	100%

Purchase and refinance mix
Refinance	$3,240,426	$12,649,966	(74)	$6,680,751	$23,450,238	(72)
Purchase	3,754,534	4,070,701	(8)	5,959,839	6,712,682	(11)

Total production	$6,994,960	$16,720,667	(58)	$12,640,590	$30,162,920	(58)

Purchase and refinance mix - percent
Refinance	46%	76%		53%	78%
Purchase	54	24		47	22

Total production	100%	100%		100%	100%

Applications	$12,889,530	$23,534,372	(45)	$22,787,052	$49,148,579	(54)

Mortgage Servicing Data (End of Period)
Total loans serviced	$177,808,435	$173,075,561	3%
Total loans serviced for others	145,844,612	137,220,106	6
Net carrying value of MSRs	1,297,669	1,322,322	(2)
Ratio of net carrying value of MSRs to total loans serviced for others	0.890%	0.964%

1 Net interest income does not include the funding benefit that would result from holding shareholders’ equity at the line of business level due to the fact that shareholder’s equity is not allocated to the lines of business at this time.

2 Provision for credit losses represents net charge-offs for the lines of business.

3 “NM” - Not meaningful. Those changes over 100 percent were not considered to be meaningful.

SunTrust Banks, Inc. and Subsidiaries

WEALTH AND INVESTMENT MANAGEMENT LINE OF BUSINESS

(Dollars in thousands)    (Unaudited)

	Three Months Ended			Six Months Ended
	June 30 2010	June 30 2009	% Change[3]	June 30 2010	June 30 2009	% Change[3]

Statements of Income

Net interest income[1]	$108,690	$97,094	12%	$215,656	$186,774	15%
FTE adjustment	4	16	(75)	8	20	(60)

Net interest income - FTE	108,694	97,110	12	215,664	186,794	15
Provision for credit losses[2]	16,267	12,457	31	29,050	22,255	31

Net interest income after provision for credit losses - FTE	92,427	84,653	9	186,614	164,539	13

Noninterest income before securities gains/(losses)	196,815	185,668	6	382,440	359,924	6
Securities gains/(losses), net	37	121	(69)	40	124	(68)

Total noninterest income	196,852	185,789	6	382,480	360,048	6

Noninterest expense before amortization of intangible assets	216,912	205,239	6	435,436	425,803	2
Amortization of intangible assets	2,968	3,076	(4)	5,939	6,460	(8)

Total noninterest expense	219,880	208,315	6	441,375	432,263	2

Income before provision for income taxes	69,399	62,127	12	127,719	92,324	38
Provision/(benefit) for income taxes	26,411	23,486	12	48,359	35,011	38
FTE adjustment	4	16	(75)	8	20	(60)

Net income including income attributable to noncontrolling interest	42,984	38,625	11	79,352	57,293	39
Less: net income attributable to noncontrolling interest	204	-	-	136	-	-

Net income	$42,780	$38,625	11	$79,216	$57,293	38

Total revenue - FTE	$305,546	$282,899	8	$598,144	$546,842	9

Selected Average Balances

Total loans	$8,097,846	$8,359,062	(3)%	$8,090,338	$8,326,344	(3)%
Goodwill	360,886	349,948	3	359,471	344,112	4
Other intangible assets excluding MSRs	51,720	60,591	(15)	53,195	62,111	(14)
Total assets	9,183,120	9,128,945	1	9,133,016	9,084,839	1
Consumer and commercial deposits	11,376,809	11,141,949	2	11,361,957	10,657,841	7

Performance Ratios

Efficiency ratio	71.96%	73.64%		73.79%	79.05%
Impact of excluding amortization of intangible assets	(2.06)	(2.32)		(2.14)	(2.52)

Tangible efficiency ratio	69.90%	71.32%		71.65%	76.53%

Other Information (End of Period)

Assets under administration
Managed (discretionary) assets	$116,095,800	$109,080,391	6%
Non-managed assets	44,243,602	43,033,861	3

Total assets under administration	160,339,402	152,114,252	5

Brokerage assets	32,383,578	29,438,650	10
Corporate trust assets	8,344,394	8,194,618	2

Total assets under advisement	$201,067,374	$189,747,520	6

1 Net interest income does not include the funding benefit that would result from holding shareholders’ equity at the line of business level due to the fact that shareholder’s equity is not allocated to the lines of business at this time.

2 Provision for credit losses represents net charge-offs for the lines of business.

3 “NM” - Not meaningful. Those changes over 100 percent were not considered to be meaningful.

SunTrust Banks, Inc. and Subsidiaries

CORPORATE OTHER AND TREASURY

(Dollars in thousands)    (Unaudited)

	Three Months Ended				Six Months Ended
	June 30 2010	June 30 2009	% Change[2]		June 30 2010	June 30 2009	% Change[2]

Statements of Income

Net interest income	$62,368	$36,626	70%		$152,011	$103,560	47%
FTE adjustment	2,942	3,544	(17)		6,061	7,330	(17)

Net interest income - FTE	65,310	40,170	63		158,072	110,890	43
Provision for credit losses[1]	(60,616)	161,743	NM		(19,589)	545,927	NM

Net interest income after provision for credit losses - FTE	125,926	(121,573)	NM		177,661	(435,037)	NM

Noninterest income before securities gains/(losses)	103,213	36,668	NM		106,347	156,969	(32)
Securities gains/(losses), net	57,797	256	NM		60,385	4,425	NM

Total noninterest income	161,010	36,924	NM		166,732	161,394	3

Noninterest expense before amortization of intangible assets	54,488	111,769	(51)		33,428	82,142	(59)
Amortization of intangible assets	100	101	(1)		200	204	(2)

Total noninterest expense	54,588	111,870	(51)		33,628	82,346	(59)

Income/(loss) before provision/(benefit) for income taxes	232,348	(196,519)	NM		310,765	(355,989)	NM
Provision/(benefit) for income taxes	89,642	(62,221)	NM		96,869	(134,421)	NM
FTE adjustment	2,942	3,544	(17)		6,061	7,330	(17)

Net income/(loss) including income attributable to noncontrolling interest	139,764	(137,842)	NM		207,835	(228,898)	NM
Less: net income attributable to noncontrolling interest	2,267	2,290	(1)		4,532	4,579	(1)

Net income/(loss)	$137,497	($140,132)	NM		$203,303	($233,477)	NM

Total revenue - FTE	$226,320	$77,094	NM		$324,804	$272,284	19

Selected Average Balances

Total loans	$137,322	$2,490	NM	%	$220,084	$130,399	69%
Securities available for sale	25,013,128	19,164,074	31		25,492,555	18,926,572	35
Goodwill	-	-	-		(1)	-	(100)
Other intangible assets excluding MSRs	3,570	3,971	(10)		3,621	4,020	(10)
Total assets	33,362,135	24,974,841	34		33,207,002	24,768,810	34
Consumer and commercial deposits	699,629	633,415	10		697,550	662,394	5

Other Information

Duration of investment portfolio	2.5%	2.9%

Accounting net interest income interest rate sensitivity[3] :
% Change in net interest income under:
Instantaneous 100 bp increase in rates over next 12 months	0.6%	3.4%
Instantaneous 100 bp decrease in rates over next 12 months	(0.7)%	(1.0)%

Economic net interest income interest rate sensitivity[3] :
% Change in net interest income under:
Instantaneous 100 bp increase in rates over next 12 months	0.1%	2.8%
Instantaneous 100 bp decrease in rates over next 12 months	(0.3)%	(0.4)%

1 Provision for credit losses is the difference between net charge-offs recorded by the lines of business and consolidated provision for loan losses.

2 “NM” - Not meaningful. Those changes over 100 percent were not considered to be meaningful.

3 The recognition of interest rate sensitivity from an accounting perspective is different from the economic perspective due to the election of fair value accounting for certain long term debt and the related interest rate swaps. The net interest income sensitivity profile from an economic perspective assumes the net interest payments from the related swaps were included in net interest income.

SunTrust Banks, Inc. and Subsidiaries

CONSOLIDATED - SEGMENT TOTALS

(Dollars in thousands)    (Unaudited)

	Three Months Ended			Six Months Ended
	June 30 2010	June 30 2009	% Change[1]	June 30 2010	June 30 2009	% Change[1]

Statements of Income

Net interest income	$1,178,130	$1,089,657	8%	$2,349,567	$2,151,755	9%
FTE adjustment	30,019	31,428	(4)	60,520	62,287	(3)

Net interest income - FTE	1,208,149	1,121,085	8	2,410,087	2,214,042	9
Provision for credit losses	662,064	962,181	(31)	1,523,673	1,956,279	(22)

Net interest income after provision for credit losses - FTE	546,085	158,904	NM	886,414	257,763	NM

Noninterest income before securities gains/(losses)	895,028	1,096,574	(18)	1,591,645	2,214,435	(28)
Securities gains/(losses), net	56,971	(24,899)	NM	58,514	(21,522)	NM

Total noninterest income	951,999	1,071,675	(11)	1,650,159	2,192,913	(25)

Noninterest expense before amortization/impairment of goodwill/intangible assets	1,489,577	1,514,017	(2)	2,836,933	2,899,024	(2)
Amortization/impairment of goodwill/intangible assets	13,172	13,955	(6)	26,359	780,971	(97)

Total noninterest expense	1,502,749	1,527,972	(2)	2,863,292	3,679,995	(22)

Loss before provision/(benefit) for income taxes	(4,665)	(297,393)	(98)	(326,719)	(1,229,319)	(73)
Provision/(benefit) for income taxes	(49,764)	(148,957)	(67)	(243,926)	(299,734)	(19)
FTE adjustment	30,019	31,428	(4)	60,520	62,287	(3)

Net income/(loss) including income attributable to noncontrolling interest	15,080	(179,864)	NM	(143,313)	(991,872)	(86)
Less: net income attributable to noncontrolling interest	2,696	3,596	(25)	5,117	6,755	(24)

Net income/(loss)	$12,384	($183,460)	NM	($148,430)	($998,627)	(85)

Total revenue - FTE	$2,160,148	$2,192,760	(1)	$4,060,246	$4,406,955	(8)

Selected Average Balances

Total loans	$113,015,961	$124,123,461	(9)%	$113,721,461	$124,725,135	(9)%
Goodwill	6,322,996	6,312,071	-	6,321,581	6,679,616	(5)
Other intangible assets excluding MSRs	152,844	202,318	(24)	159,429	209,307	(24)
Total assets	171,273,484	176,480,470	(3)	171,350,886	177,669,274	(4)
Consumer and commercial deposits	116,460,068	113,527,502	3	115,775,937	110,537,851	5

Performance Ratios

Efficiency ratio	69.57%	69.68%		70.52%	83.50%
Impact of excluding amortization/impairment of goodwill/intangible assets	(0.61)	(0.63)		(0.65)	(17.72)

Tangible efficiency ratio	68.96%	69.05%		69.87%	65.78%

1 “NM” - Not meaningful. Those changes over 100 percent were not considered to be meaningful.